SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

CACI INTERNATIONAL INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 7, 2008

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2008 Annual Meeting of Stockholders on November 19, 2008, at 9:30 a.m., local time. The meeting will be held at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, VA 22182.

     The scheduled matters to be considered and acted on at the meeting are the election of directors; the approval of amendments to the Company’s 2006 Stock Incentive Plan; and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON
Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 19, 2008
_________________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (CACI or the Company) will be held on Wednesday, November 19, 2008 at 9:30 a.m., local time, at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, Virginia 22182 for the following purposes:

1.	To elect the Company’s Board of Directors.

2.	To approve amendments to the Company’s 2006 Stock Incentive Plan.

3.	To approve a proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Item 2.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2009.

5.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 22, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 1100 N. Glebe Road, Arlington, Virginia 22201 from November 5, 2008 through November 18, 2008 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE
Secretary

Arlington, Virginia
Dated: October 7, 2008

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
_________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 19, 2008. This Proxy Statement is being made available on or about October 7, 2008. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

     FOR the Board of Directors’ nominees for election to the Company’s Board of Directors.

     FOR the amendments to the Company’s 2006 Stock Incentive Plan.

     FOR the adjournment of the meeting, if necessary, to permit further solicitation of proxies.

     FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 22, 2008 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 22, 2008, the Company had 30,081,128 shares of common stock issued and outstanding. Each share is entitled to one vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

     Under rules recently adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On October 7, 2008, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice also instructs our stockholders on how to access their proxy card to vote through the Internet or by telephone.

     This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice. If a stockholder has previously elected to receive our proxy materials electronically, that stockholder will continue to receive these materials via e-mail unless he or she elects otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at nine the number of Directors to constitute the full Board. Nine persons have been nominated for election to serve as Director of the Company to hold office. Under the Company’s By-laws, all Directors hold office at the pleasure of the stockholders or until their respective successors are elected.

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the nominees listed below. Under the Company’s By-laws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Under Delaware law, broker non-votes (which arise when brokers lack authority to vote and fail to obtain instructions from the beneficial owners of the related shares) and abstentions count toward the determination of a quorum. If a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to abstain are treated as votes cast. While broker non-votes are not treated as votes cast, in general there will be no broker non-votes in the election of directors, as New York Stock Exchange (NYSE) Rule 452 permits brokers to vote for the Company’s nominees in an uncontested election of directors. The Board’s Corporate Governance and Nominating Committee has recommended nine nominees for election as Directors. All nine nominees are current Directors.(1) For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy will vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     Dan R. Bannister, 78. Director of the Company since 2007.

     Mr. Bannister brings to the Board his unique leadership experience in the federal contracting arena. While at DynCorp International, he held executive positions with increasing responsibility before serving as President and CEO from 1985 to 1997 and Chairman from 1997 to 2003, becoming Chairman Emeritus in 2003. During his tenure, the company experienced some of its most challenging and successful years, including its transformation in 1988 from a publicly traded corporation to one of the largest private, employee-owned businesses in the nation. Mr. Bannister led an aggressive diversification and expansion program that included more than 40 acquisitions, changing the company’s core business to technology services and increasing revenue to $2.4 billion and the employee base to 24,000 employees by 2003. Mr. Bannister currently serves as a director on the Board of Social & Scientific Systems, Inc., a company dedicated to applying technology to improve public health. He also serves as a director and member of the audit committee of Dewberry & Davis, a privately held architectural and engineering firm, and is a member of the board of advisors of EOD Technologies, Inc., a provider of critical mission support services. Mr. Bannister previously served on the board of directors of Information Systems Support, Inc., and as chairman of the Northern Virginia Technology Council Foundation and the Technology Council. Mr. Bannister is currently a trustee of the U.S. Air Force Academy Falcon Foundation. He has received numerous awards for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army, the Ernst & Young Entrepreneur of the Year Lifetime Achievement Award, the Earle C. Williams Award for Leadership in Technology and the KPMG Peat Marwick High Tech Entrepreneur of the Year.

____________________

(1)	Herbert W. Anderson, Barbara A. McNamara, and Peter A. Derow served as Directors of the Company until November 14, 2007. Neither Mr. Anderson nor Ms. McNamara were candidates for re-election at the 2007 Annual Meeting of Stockholders. Mr. Derow was re-elected as a Director at the 2007 Annual Meeting of Stockholders and resigned immediately following the meeting. H. Hugh Shelton served as a Director until his resignation from the Board on May 7, 2008.

     Gregory G. Johnson, 62. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral, most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Area of Responsibility, including support of Operations Enduring Freedom and Iraqi Freedom, and developed substantive policy-level relationships with many of those 91 nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant to the Secretary of Defense (1999 to 2000). Admiral Johnson is active in numerous non-profit and community organizations and institutions. Admiral Johnson also serves on the Board of Directors of Alenia North America, Inc., Integrian, Inc., and Advanced Blast Protection, Inc.

     Dr. Richard L. Leatherwood, 69. Director of the Company since 1996.

     Dr. Leatherwood brings to the Board senior-level executive experience with publicly-held corporations. Dr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Dr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Dr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to 1985, Dr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Dr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Dr. Leatherwood is currently Chairman Emeritus of the Baltimore & Ohio Railroad Museum, a non-profit corporation. Dr. Leatherwood was formerly a director of Dominion Energy, Inc., MNC Financial, Inc., CSX Corporation, Virginia Electric and Power Company, Inc., and Dominion Resources, Inc.

     Michael J. Mancuso, 66. Director of the Company since 2007.

     Mr. Mancuso brings to the Board his significant experience as a senior corporate officer as well as in all facets of corporate management. Mr. Mancuso retired in June 2006 from General Dynamics, a leading supplier of high-level defense systems to the United States and its allies, where he served as Senior Vice President and Chief Financial Officer. In this role, Mr. Mancuso was responsible for corporate-wide financial management, consolidation and reporting, information systems, and real estate. Mr. Mancuso also had operations management responsibility for General Dynamics’ Resources group in aggregates and coal. He was named Chief Financial Officer of General Dynamics in 1994 and was elected Senior Vice President in March 1997. Prior to his employment at General Dynamics, Mr. Mancuso held several senior financial positions with United Technologies Corporation (UTC), including Vice President and Controller for UTC’s Pratt and Whitney Commercial Engine business unit. Mr. Mancuso began his career with General Electric, where he served over 20 years in various financial management positions. Mr. Mancuso also serves on the board of directors for SPX Corporation, a publicly-held industrial manufacturer headquartered in Charlotte, North Carolina, LSI, Inc., a publicly-held global leader in semiconductors for storage, wireless data, and public and enterprise networks, and The Shaw Group Inc., a publicly-held company which provides premier engineering, design, construction, and maintenance services to government and private-sector clients in a wide array of industries, including the energy, environmental, infrastructure, and emergency response markets.

     James L. Pavitt, 62. Director of the Company since 2008.

     Based on the recommendation of the Company’s Corporate Governance and Nominating Committee, Mr. Pavitt was appointed to the Board in August 2008. With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, and counterterrorism. As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and nearly half of its multi-billion dollar budget. He also served as the head of America’s Clandestine Service, leading the CIA’s operational response to the attacks of September 11, 2001. As Chief of the CIA’s Counterproliferation Division, he managed and directed intelligence operations against global proliferation networks. From 1990-1993, he served as Senior Intelligence Advisor on the National Security Council team for President George H.W. Bush. He is a recipient of the CIA’s Distinguished Intelligence Medal for his excellent work in these capacities. Since 2004, Mr. Pavitt has served as a Principal of the Scowcroft Group in Washington, D.C., which provides clients with assistance and advice for dealing in the international arena. Mr. Pavitt also serves on the board of directors of the Patriot Defense Group, LLC and Advanced Blast Protection, Inc., as well as the advisory board of Olton Solutions, Ltd, a company based in the United Kingdom.

     Dr. Warren R. Phillips, 67. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion (CAPEX) crude oil pipeline developer for Caspian oil flows to the west. Since February 2008, Dr. Phillips has served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. From 2005 until February 2008, Dr. Phillips served as Chairman of the Board of Labock Technologies, Inc. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 74. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

Management Directors

     Paul M. Cofoni, 60. President and Chief Executive Officer; Director of the Company since 2006.

     Mr. Cofoni brings to the Board over 30 years of senior-level executive experience with publicly-held corporations, including large-scale integrator contractors in the federal market sector; defense, intelligence, and communications markets; and major commercial outsourcing and systems markets. Mr. Cofoni joined CACI in 2005 as President, U.S. Operations. On July 1, 2007 he became President and Chief Executive Officer. From 1991 to 2005, Mr. Cofoni held various positions with Computer Sciences Corporation (CSC): 2001 to 2005, Corporate Vice President and President of Federal Sector; 1998 to 2001, President, Technology Management Group; 1991 to 1998, Vice President, Eastern Region Outsourcing Operations. Prior to acquisition of certain General Dynamics business units by CSC, Mr. Cofoni held various positions with General Dynamics between 1974 and 1991, initially as a software engineer and finally as Vice President, Eastern Center, responsible for all aspects of information technology. Mr. Cofoni served as an officer in the U.S. Army from 1970 to 1974. He is Chairman of the Board of Directors of the Armed Forces Communications and Electronics Association, a member of the American Institute of Aeronautics and Astronautics, and a member of the Professional Services Council.

     Dr. J. P. London, 71. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a major international pacesetter in information technology and communications solutions markets. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was elected President and Chief Executive Officer in 1984 and Chairman of the Board in 1990. On July 1, 2007, Dr. London was appointed to Chairman of the Board and Executive Chairman. He has been a director since 1981. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and was formerly a member of the Senior Advisory Board of the Northern Virginia Technology Council. Dr. London serves on the Board of Directors of Advanced Blast Protection, Inc., the U.S. Naval Institute, the U.S. Navy Memorial Foundation, the Naval Historical Foundation and the Secretary of the Navy’s Advisory Subcommittee on Naval History. Dr. London is also a member of the National Military Intelligence Association, Intelligence and National Security Alliance, the Navy League, the Naval Order of the U.S.A., the American Legion, and the Association of the U.S. Army. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed with distinction, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London holds the rank of Captain, U.S. Navy Reserve (Retired). Dr. London has received numerous awards over the years for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army, the Ernst & Young Entrepreneur of the Year for Government IT Services, the Earl C. Williams Award for Leadership in Technology, the KPMG Peat Marwick High Tech Entrepreneur Award, the Albert Einstein Award for Technology Achievement in the Defense Fields, and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. In addition, Dr. London has been recognized by the Human Resources Leadership Award of Greater Washington, in its annual awards program, through the establishment of its Ethics in Business Award named in his honor.

The Board recommends that stockholders vote FOR each of the Nominees.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 22, 2008 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of
	Beneficial Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
Kinetics Asset Management, Inc.(2)	3,908,778	12.99%
470 Park Avenue, 4th Floor South
New York NY 10016-1990
FMR LLC(3)	2,566,425	8.53%
82 Devonshire Street
Boston MA 02109-3605
Wellington Management Co. LLP(4)	2,349,112	7.81%
75 State Street
Boston MA 02109
Artisan Partners Limited Partnership(5)	1,586,400	5.27%
875 East Wisconsin Avenue
Suite 800
Milwaukee WI 53202
Barclays Global Investors, N.A.(6)	1,567,211	5.21%
45 Fremont Street, 17th Floor
San Francisco CA 94105
Neuberger Berman, Inc.(7)	1,505,120	5.00%
605 Third Avenue
New York NY 10158-3698
____________________

(1)	Based on 30,081,128 shares of common stock outstanding as of the September 22, 2008 record date.

(2)	The number of shares beneficially held by Kinetics Asset Management, Inc. (Kinetics) is based solely on information in a Schedule 13G filed with the SEC by Kinetics on February 27, 2008. Kinetics reported sole voting power and sole dispositive power over all 3,908,778 shares.

(3)	The number of shares beneficially held by FMR LLC (FMR) is based solely on information in a Schedule 13G/A filed with the SEC by FMR on February 14, 2008 on behalf of itself and certain entities under its control. The report states that the 2,566,425 shares held by FMR include 2,188,147 shares held by Fidelity Management & Research Company, 37,978 shares held by Pyramis Global Advisors, LLC, 309,900 shares held by Pyramis Global Advisors Trust Company, and 30,400 shares held by Fidelity International Limited. FMR also reported that members of the family of Edward C. Johnson 3rd, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR.

(4)	The number of shares beneficially held by Wellington Management Company, LLP (Wellington) is based solely on information in a Schedule 13G filed with the SEC by Wellington on February 14, 2008. Wellington reported shared voting power over 2,062,312 shares and shared dispositive power over 2,314,912 shares.

(5)	The number of shares beneficially held by Artisan Partners Limited Partnership (Artisan) is based solely on information in a Schedule 13G filed with the SEC on February 13, 2008 on behalf of itself and certain other entities, including Artisan Investment Corporation (Artisan Corp), the general partner of Artisan; ZFIC, Inc. (ZFIC), the sole stockholder of Artisan Corp; and Andrew A. Ziegler and Carlene M. Ziegler, the principal stockholders of ZFIC. The report states that each of Artisan, Artisan Corp, ZFIC, Mr. and Ms. Ziegler has shared dispositive power over all 1,586,400 shares.

(6)	The number of shares beneficially held by Barclays Global Investors, N.A. (Barclays NA) is based solely on information in a Schedule 13G filed with the SEC by Barclays NA on February 5, 2008 on behalf of itself and affiliated entities. The report states that (i) Barclays NA holds 607,727 shares, with sole voting power over 520,583 shares and sole dispositive power over all 607,727 shares; (ii) Barclays Global Fund Advisors holds 928,755 shares, with sole voting power over 678,882 shares and sole dispositive power over all 928,755 shares; and (iii) Barclays Global Investors, Ltd. holds 30,729 shares, with sole dispositive power over all 30,729 shares.

(7)	The number of shares beneficially held by Neuberger Berman, Inc. (Neuberger) is based solely on information in a Schedule 13G/A filed with the SEC by Neuberger on February 13, 2008 on behalf of itself and Neuberger Berman, LLC (Neuberger LLC). The report states that each of Neuberger and Neuberger LLC has sole voting power over 118,201 shares, shared voting power over 1,096,799 shares, and shared dispositive power over all 1,505,120 shares.

     The following table provides information as of September 22, 2008 with respect to beneficial ownership for each Executive Officer, each present Director Nominee, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
J.P. London	399,437	(4)	1.33%
Chairman of the Board, Executive Chairman,
Director and Nominee
Paul M. Cofoni	120,787	(5)	*
President, Chief Executive Officer,
Director and Nominee
William M. Fairl	73,442	(6)	*
President, U.S. Operations
CACI, INC.-FEDERAL
Randall C. Fuerst	16,316	(7)	*
Chief Operating Officer,
U.S. Operations,
CACI, INC.-FEDERAL
Gregory R. Bradford	223,022	(8)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Thomas A. Mutryn	1,200	(9)	*
Executive Vice President,
Chief Financial Officer and Treasurer
Dan R. Bannister	7,000	(10)	*
Director and Nominee
Gregory G. Johnson	8,000	(11)	*
Director and Nominee
Richard L. Leatherwood	32,000	(12)	*
Director and Nominee
Michael J. Mancuso	5,000	(10)	*
Director and Nominee
James L. Pavitt	0		*
Director and Nominee
Warren R. Phillips	9,657	(13)	*
Director and Nominee
Charles P. Revoile	35,174	(14)	*
Director and Nominee
All Current Executive Officers
and Directors as a Group (13 in number)	931,035		3.10%
____________________

(1)	All options exercisable as of September 22, 2008 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All RSUs vesting as of September 22, 2008 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 30,081,128 shares of common stock outstanding as of the September 22, 2008 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent (1%) of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 342,956 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(5)	Includes 1,687 shares in CACI’s 401(k) plan and 101,600 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(6)	Includes 5,899 shares in CACI’s 401(k) plan and 59,315 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(7)	Includes 321 shares in CACI’s 401(k) plan and 12,298 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(8)	Includes 186,060 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(9)	Includes 1,200 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(10)	Includes 5,000 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(11)	Includes 8,000 shares obtainable upon exercise of options within 60 days of September 22, 2008.

(12)	Includes 4,000 shares owned by Dr. Leatherwood’s wife and 15,000 shares obtainable upon exercise of options exercisable within 60 days of September 22, 2008.

(13)	Includes 9,000 shares obtainable upon exercise of options exercisable within 60 days of September 22, 2008.

(14)	Includes 15,000 shares obtainable upon exercise of options exercisable within 60 days of September 22, 2008.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2008.

EXECUTIVE OFFICERS

     As of September 22, 2008, the Executive Officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Paul M. Cofoni, President and Chief Executive Officer, and the following four persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations
William M. Fairl, 59	President, U.S. Operations CACI, INC.-FEDERAL

President, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; CACI, INC.-FEDERAL: Chief Operating Officer, April 2005 through June 2007, Acting Chief Operating Officer, 2004-2005, Executive Vice President, 2001-2004; Senior Vice President 1998-2001. QuesTech, Inc.: Senior Vice President, 1996-1998; Vice President, 1993-1996.

Thomas A. Mutryn, 54	Executive Vice President, Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp.: Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Gregory R. Bradford, 59	Chief Executive, CACI Limited, and President, U.K. Operations

Chief Executive, CACI Limited, since 2000; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

Randall C. Fuerst, 52	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL

Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; Executive Vice President, January 2005 through June 2007. Titan Corporation: Senior Vice President, Operations, Enterprise Services and Solutions Sector, March 2003 to December 2004. Corbett Technologies: Chief Operating Officer, July 2002 to January 2003.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     Key objectives of the Company’s executive compensation programs are as follows:

  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers (senior vice presidents and above) act on behalf of shareholders through the use of equity-based rewards and individual shareholding requirements;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair (but not excessive) and competitive with similar companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

     To accomplish these objectives, the Company’s executive compensation programs are based on the following guiding principles:

  base salaries for senior officers are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

  total cash compensation for each of the named executive officers (NEOs) is chiefly contingent upon performance (i.e., is at risk);

  incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company and individual achieve targeted (i.e., planned) levels of performance against established corporate performance metrics;

  established corporate targets are intended to place CACI in the 75th percentile of performance in the competitive market, which matches the targeted cash compensation level;

  quarterly and annual bonuses are formula-based and linked to performance against stated company and individual objectives;

  equity-based compensation provides incentives to maximize shareholder value;

  a Management Stock Purchase Plan (MSPP) is provided for senior officers that allows each executive to defer a portion of his or her annual incentive into Company stock and build equity ownership in the Company;

  senior officers are required to maintain long-term stock ownership through ownership guidelines expressed as a multiple of salary;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  severance and change-in-control benefits reflect industry practices;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice, and are primarily business-related.

     We believe that the Company’s executive compensation policies, plans and programs advance the objectives listed above and adhere to the necessary standards of corporate governance.

Governance of Compensation Programs

     The Compensation Committee of the Board of Directors (the Committee) has both a strategic and administrative role in managing the compensation structure of the Company with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, and the awards of supplemental benefits and perquisites for key executives. The Committee is solely responsible for granting stock options and other awards under the Company’s equity incentive plans.

     The Committee reviews and recommends to the Board of Directors the compensation for six executive positions at CACI, as these positions are the most likely to qualify as NEOs. The six executive positions are as follows:

  Chairman of the Board and Executive Chairman

  President and Chief Executive Officer

  President, U.S. Operations

  Chief Operating Officer, U.S. Operations

  Chief Executive, CACI Limited, and President, U.K. Operations

  Executive Vice President, Chief Financial Officer and Treasurer

     The Committee has authority under its Charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in fiscal year 2008, the Committee engaged Frederic W. Cook & Co., Inc. as an independent outside compensation consultant to advise the Committee on matters pertaining to NEO compensation, director compensation, stock programs, legal and regulatory updates, and other general industry compensation practices.

     Frederic W. Cook & Co., Inc. was selected by the Committee during the fiscal year after a competitive selection process that involved several other firms. During fiscal year 2008, the compensation consultant was responsible for providing information on new laws and regulations pertaining to the Committee, providing recommendations for NEO and director compensation, and performing independent assessments of management recommendations brought before the Committee. The compensation consultant attended the last two of the five meetings of the Committee in fiscal year 2008, as the competitive selection process was not completed until after the first three meetings were held. The Company paid approximately $90,000 to Frederic W. Cook & Co., Inc. for these services in fiscal year 2008.

Benchmarking Compensation

     Each year, the Company commissions a benchmarking study of compensation levels for executive positions to help inform the Compensation Committee’s decisions and monitor the Company’s executive compensation programs. Benchmarking studies for fiscal year 2008 were conducted by two independent consultants: The Quinson Group and PricewaterhouseCoopers (PwC). The Quinson Group provided Hay Group Job Evaluations for all executive positions at CACI, including the NEOs. The PwC study was focused on NEOs, and considered four distinct analyses:

  Hay Group Job Evaluation (as provided by The Quinson Group)

  Peer Market Analysis

  Technical Industry Market Survey Analysis

  Internal Comparisons

     The Hay Group Job Evaluation measured the level and type of responsibilities for each NEO relative to a database of similarly situated executives in surveyed companies and established competitive compensation ranges on this basis. Peer Market Analysis compared NEO compensation to compensation data derived from the proxy statements of individually selected peer companies. Technical Industry Market Survey Analysis compared NEOs to executives with similar responsibilities in companies of similar size and industry specificity. Internal comparisons enabled the Company to take into consideration the fairness of compensation based on internal reporting relationships and relative level of responsibility.

     Peer market comparisons were made to executive compensation levels at seven publicly traded companies. These companies were selected based on similarities to CACI in size (e.g., revenue and market capitalization; the trailing twelve month revenues for CACI were the third largest within the peer group of publicly traded companies at the time of the analysis), and industry and operational similarities. The selected companies were as follows:

Acxiom Corporation	Covansys Corporation
L-3 Communications, Inc.	ManTech International Corporation
Perot Systems Corporation	SI International, Inc.
SRA International, Inc.

     All types of cash compensation are considered in these analyses. For example, Mr. Mutryn is eligible for acquisition bonuses based upon the trailing twelve month revenue of the acquired company at the time of the acquisition and the actual twelve month earnings before interest and taxes (EBIT) after the acquisition in addition to his incentive plan for company performance, and forecasted acquisition bonuses for the upcoming fiscal year are analyzed against 75th percentile cash compensation for his position.

     Based upon these analyses, all compensation decisions for NEOs made for fiscal year 2008 compensation were consistent and in line with the stated guiding principles.

     For fiscal year 2009 and beyond, CACI is transitioning away from Hay Group Job Evaluations based primarily on our relationship with the Defense Contract Auditing Agency (DCAA), which regularly audits CACI’s costs because of our status as a large defense contractor to the federal government. DCAA has increasingly used standardized market-based surveys to benchmark CACI executive compensation, and it was imperative that we be consistent with DCAA’s review methods.

     Benchmarking studies for compensation effective in fiscal year 2009 were conducted by two consultants. NEO analysis was performed by the Committee’s compensation consultant from Frederic W. Cook & Co., Inc. Analysis for other company executives was performed by Watson Wyatt & Company; the Watson Wyatt analysis also included an analysis of NEO compensation for comparison.

     The combined studies provided three distinct types of analyses:

  Peer Market Analysis (from proxy statements of peer companies)

  Technical Industry Market Survey Analysis

  Internal Comparisons

     For fiscal year 2009, the peer comparisons were expanded from seven to fifteen publicly traded companies. These companies were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Affiliated Computer Services
BearingPoint, Inc.	Broadridge Financial Solutions
iGate Corporation	ManTech International Corporation
Maximus, Inc.	MPS Group, Inc.
Perot Systems Corporation	SAIC, Inc.
Sapient Corporation	SI International, Inc.
SRA International, Inc.	Sykes Enterprises, Inc.
Unisys Corporation

     Based upon these analyses, all compensation decisions for NEOs made for fiscal year 2009 compensation were consistent and in line with the stated guiding principles. For Mr. Fairl, the Committee determined that the Peer Market Analysis and Technical Industry Market Survey Analysis did not adequately reflect his specific job at CACI, that it carried more responsibility than benchmarked positions, and that it had been undervalued in fiscal year 2008. As evidence of this, the Committee pointed to the seamless nature in which Mr. Fairl stepped in as Acting CEO during the end of fiscal year 2008 and the beginning of fiscal year 2009 while Mr. Cofoni recovered from medical issues. Therefore, the Committee relied more on data from internal comparisons of President compensation dating back to fiscal year 2001 (encompassing three different people in the role across this timeframe) and compared the resulting data with corresponding data from the Peer Market Analysis and Technical Industry Market Survey Analysis. As a result, Mr. Fairl was given a base salary increase of 12% and an incentive plan increase at Target of 29%. While this compensation is above the Peer Market Analysis and Technical Industry Market Survey Analysis data for the surveyed position, both elements are below that paid to Mr. Cofoni when he served as President of U.S. Operations.

Analysis of the Company’s Executive Compensation Programs

     The following section provides details on each element of the Company’s executive compensation programs. This section illustrates how each element accomplishes the established objectives and how these elements, in total, match the Company’s stated compensation philosophy.

Base Salary Program

     Consistent with the Company’s stated intention of delivering compensation that is linked to corporate and individual performance, base salaries for the NEOs, which are not at risk to the executive, are targeted at the 50th percentile of the competitive market, and are intended to constitute a small portion of total compensation (approximately 25%).

     Due to changes in the top management team that were effective July 1, 2007, three of the five NEOs for fiscal year 2008 were in new positions as of the start of fiscal year 2008. In addition, a new Chief Operating Officer was named, and his compensation was also reviewed by the Committee. Specifically, the following changes were made effective July 1, 2007:

  Chairman of the Board, President and Chief Executive Officer (Dr. London) to the position of Chairman of the Board and Executive Chairman;

  President, U.S. Operations, (Mr. Cofoni) to President and Chief Executive Officer;

  Chief Operating Officer, U.S. Operations, (Mr. Fairl) to President, U.S. Operations; and

  Executive Vice President and Business Group Manager (Mr. Fuerst) to Chief Operating Officer, U.S. Operations.

     Mr. Mutryn remained in the same position.

     Base salaries for all NEOs were commensurate with their new positions, and were consistent and in line with the stated guiding principles. As a result, the following changes were made to compensation for fiscal year 2008:

NEO	Salary Change – FY07 to FY08
J.P. London	(30.0%)
Paul M. Cofoni	32.4%
William M. Fairl	25.5%
Randall C. Fuerst	16.7%
Thomas A. Mutryn	4.0%

     Due to Mr. Mutryn’s eligibility for acquisition bonuses as discussed above, the Committee decided to pay his base salary at closer to the 25th percentile rather than the 50th percentile. Mr. Mutryn’s total cash compensation, including his acquisition bonuses, is still consistent with the stated 75th percentile philosophy.

Incentive Compensation Plan

     In addition to base salary, the Company provides a quarterly and annual incentive compensation program. It is the Committee’s intent to tie a significant portion of compensation to Company or business unit performance and to pre-established performance criteria and individual objectives.

     Incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established performance metrics. This philosophy enables CACI to compete for and retain top-level talent and, combined with midpoint base salaries, ensures a significant portion of compensation is at-risk to maintain a pay-for-performance mentality.

     Target corporate performance metrics are established annually and approved by the Committee. These metrics provide annual targets for net “after–tax” profitability and revenue, among others, and are comprised of quarterly targets. Approved corporate targets flow down through the organization to the business unit level and beyond. It is the Committee’s intention that these corporate targets place CACI in the 75th percentile of performance in the competitive market, which matches the targeted compensation level.

     Minimum, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation levels are also established. As it is not the intention of the Committee to incentivize minimum performance levels, Cut compensation levels are set below market midpoint levels. Stretch compensation levels are set at up to the 90th percentile of the market. For performance below minimum threshold levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels on a straight-line basis. Above Stretch levels, bonus payouts are calculated as a percentage of the NEO’s respective metric performance; for example, in fiscal year 2008, Mr. Cofoni was entitled to receive 1.5% of the Company’s net “after-tax” profitability above the Stretch metric.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2008, Cut metrics were set 9.1% below Target metrics, and Stretch metrics were set 5.3% above Target metrics. The Cut range was set wider in fiscal year 2007 (7.5%) and in fiscal year 2006 (6.0%) due to retention concerns at lower levels of the organizations (e.g., below NEO), with the goal being to set an achievable minimal level of performance. The stretch range was in line with historical ranges. For fiscal year 2009, as retention concerns had diminished based upon fiscal year 2008 performance, a more standard range was established: Cut metrics were set 5.0% below Target metrics, and Stretch metrics were set 4.0% above Target metrics. The Committee believes that these ranges provide a challenging upper range and a reasonable minimum threshold.

     For fiscal year 2008, after determination of proper budget levels, the Target bonus pool for personnel directly supporting U.S. operations was cut by 10% throughout the Company. For the NEOs, this change affected the positions of President and Chief Executive Officer, President, U.S. Operations, Chief Operating Officer, U.S. Operations, and Executive Vice President, Chief Financial Officer and Treasurer. As this meant that the achievement of 75th percentile compensation required performance above the Target metrics, compensation levels for achievement of Stretch compensation levels were raised by 10%. The same decision was made for fiscal year 2009 incentive compensation, and the Company and Committee are determining whether to permanently change the compensation guiding principles to reflect this recent practice in fiscal year 2010 and beyond.

     After the bonus levels are set, individual incentive programs are established annually for each NEO, with the performance metrics used intended to focus each executive upon the aspects of the business over which he or she has the most direct influence. The following fiscal year 2008 NEO performance metrics and target bonus levels were approved by the Compensation Committee. The Target Bonus levels listed reflect the 10% reduction described above.

	Target
NEO	Bonus	Metrics
J.P. London Chairman of the Board and Executive Chairman	$500,000	CACI net “after-tax” profitability
Paul M. Cofoni President and Chief Executive Officer	$1,192,500	CACI net “after-tax” profitability
William M. Fairl President, U.S. Operations CACI, INC.-FEDERAL	$697,500	U.S. operations net “after-tax” profitability, CACI net “after-tax” profitability, individual performance objectives
Randall C. Fuerst Chief Operating Officer CACI, INC.-FEDERAL	$517,500	U.S. operations net “after-tax” profitability, CACI net “after-tax” profitability, individual performance objectives
Thomas A. Mutryn Executive Vice President, Chief Financial Officer and Treasurer	$391,500 (1)	CACI net “after-tax” profitability, individual performance objectives
____________________

(1)

Mr. Mutryn is also eligible for acquisition bonuses based upon the trailing twelve month revenue of the acquired company at the time of the acquisition and the actual twelve month EBIT after the acquisition. This bonus is considered when setting his Target bonus level.

     The profitability measure is expressed on an after-tax basis due to the stability of this metric, and its use in the Company’s planning and budgeting processes. Individual performance objectives for the NEOs may include, but are not limited to business retention, organic growth, margin improvement, corporate development, cash collections, regulatory/government compliance, quality assurance, and cost control initiatives.

     Performance against these objectives is measured and paid out on a quarterly and annual basis. Sixty percent of the overall award is attributable to attaining the annual performance goals. Forty percent is attributable to quarterly goals with a 10% overall weighting placed on each quarter ensuring focus upon short-term progress toward annual goals. Attainment of Target incentive compensation levels is intended to align with achievement of our budgeted financial results for each fiscal year. However, actual results may be higher or lower. Performance relative to the metrics listed above is delineated below on both a quarterly basis and for fiscal year 2008:

Metric	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Annual
CACI Net “After-Tax” Profitability	Above Stretch	At Target	Between	At Target	Between
	Threshold	Threshold	Target and	Threshold	Target and
			Stretch		Stretch
			Thresholds		Thresholds
U.S. Operations Net “After-Tax” Profitability	Above Stretch	Between	Between	Between	Between
	Threshold	Target and	Target and	Target and	Target and
		Stretch	Stretch	Stretch	Stretch
		Thresholds	Thresholds	Thresholds	Thresholds

     Corporate performance metrics may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2008, no modifications were made.

Long-Term Incentive Stock Plan

     The 2006 Stock Incentive Plan is designed to promote the long-term growth and profitability of the Company by: (i) providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key executives.

     Stockholder approval was sought and acquired as needed to satisfy one of the prerequisites for treatment of certain payments under the 2006 Stock Incentive Plan as “performance-based compensation” within the meaning of Internal Revenue Code (IRC) section 162(m).

     Senior officers of CACI received a grant of stock-settled stock appreciation rights (SSARs) and restricted stock under the plan in fiscal year 2008. SSARs were provided to motivate executives to raise the stock price, as if the stock price does not rise, they have no value. Restricted stock awards, which are settled in shares of CACI stock, also provide incentive to raise the stock price, as their value rises with the stock price, but they still retain value if the stock does not rise. Restricted stock awards were provided to ensure that executives focus on the long-term growth in value of the Company regardless of outside stock market forces, to assist in the accumulation of equity stakes for participating executives who have mandated stock holding requirements, and to reward continued service with the Company.

     In fiscal year 2008, SSARs comprised 70% of the grant date fair value of the total award and restricted stock comprised 30% of the grant date fair value of the total award. The higher percentage of SSARs was based on a goal to make the grants primarily performance-based. As discussed below, additional steps were taken in fiscal year 2009 to make grants even more performance-based.

     Grant sizes were determined by targeting a specific expected value of long-term awards and denominating a portion in SSARs and a portion in restricted stock according to the predetermined mix of each, as listed above. All fiscal year 2008 awards to NEOs were made based on peer market analysis (from proxy statements of peer companies) and technical industry market survey analysis for their positions and responsibilities, as well as by recommendations made by Dr. London, with the exception of Dr. London’s grant (which was recommended by the Executive Vice President and Director of Business Operations, whose role includes responsibility for executive compensation). In each case, the Committee had final approval in granting these equity awards.

     The Committee approved all SSAR grants to NEOs, the number of which for each NEO is disclosed in column (j) of the Grant of Plan-Based Awards table. The grant date fair value is disclosed in column (l) of the Grant of Plan-Based Awards table.

     All SSAR grants are made with exercise prices that are equal to the fair market value of the Company’s stock on the date of grant. The grant dates correspond to pre-determined meetings of the Committee during which the awards are approved. The Company does not grant incentive stock options, and therefore compensation realized from the exercise of stock options is intended to be fully tax-deductible by the Company.

     The Committee approved all restricted stock grants to NEOs, the number of which is disclosed in column (i) of the Grant of Plan-Based Awards table. The grant date fair value of these restricted stock grants is disclosed in column (l) of the Grant of Plan-Based Awards table.

     In August 2008, the Committee approved the following changes to the current grant practices for the fiscal year ending June 30, 2009: (i) changing the grants of restricted stock to performance-based restricted stock units (RSUs) tied to second year net “after-tax” profitability performance; (ii) setting performance conditions to award 150% of the target shares for achievement of Stretch thresholds, 50% of the target shares for achieving Cut threshold, 0% of the target shares for not achieving Cut threshold, and graded awards for performance between Cut and Target thresholds or between Target and Stretch thresholds; (iii) altering the mix of the awards to 70% based on performance-based RSUs and 30% SSARs; (iv) requiring a two-year holding of the performance-based RSUs for all recipients or else the grant is forfeited (previously executives that retired at or above the age of 65 vested in all stock upon retirement); (v) phasing out the rule that allows executives that retire at or above the age of 65 to vest in all stock upon retirement by “grandfathering” executives over the age of 62 as of July 1, 2008 and eliminating the rule for all other executives; and (vi) allowing executives that retire at the age of 62 or over to vest in the portion of their stock that has been expensed by the Company upon their retirement.

     The change to performance-based stock and the net “after-tax” target were chosen to provide more incentive to achieve long-term goals, grow the company, and achieve stock price growth as a result. The continued use of SSARs provides direct performance incentive on the stock price, and the combination of the two makes all annual stock grants performance-based.

     Further, as part of the executive transition at the beginning of fiscal year 2008 that was previously discussed, on July 2, 2007, the Committee approved special one-time grants to Mr. Fairl and Mr. Fuerst as part of the transition to their new roles. Each grant consisted of 25,000 SSARs with a special vesting schedule: the shares “cliff vest” (e.g., 100% vest) after five years, but vesting can be accelerated if the Company’s stock price achieves and maintains the following levels for a 30-day period after one year (no part of these grants could vest within the first year, per the terms of the 2006 Stock Incentive Plan):

	Vested SSARs	Vested SSARs
Stock Price	(upon achievement)	(cumulative)
$60	3,333	3,333
$70	4,167	7,500
$80	5,000	12,500
$90	5,833	18,333
$100	6,667	25,000

     The same accelerators are contained in a special grant given to Mr. Cofoni upon his transition to President and CEO, approved and granted in fiscal year 2007. As of June 30, 2008, none of these SSARs have vested.

Management Stock Purchase Plan

     The MSPP is designed to promote the long-term growth and profitability of the Company by: (i) providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; (ii) enabling executives to meet their mandated stock holding requirements; and (iii) enabling the Company to attract, retain and reward key executives. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by: (i) allowing the deferral of up to 100% of their annual bonuses with RSUs of the Company’s common stock and (ii) providing such executives with economic incentives to defer some or all of their annual bonus to acquire shares of the Company’s common stock. All deferred shares are bought at a discount of up to 15% of fair market value, as determined annually by the Committee.

The Company may grant matching awards, in an amount not to exceed 25% of the participant’s combined mandatory and elective deferrals and subject to such vesting or other restrictions and conditions as the Committee determines. The amount of the discount to fair market value and matching grant will be determined by the Committee no later than December 31 of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2008, the Committee approved a 15% discount with no matching. Further, the Committee changed the previous rule that required a minimum 20% deferral of the annual bonus into the MSPP and an additional 10% voluntary deferral to make the program voluntary and allow up to 100% of the annual bonus to be deferred.

     The fair market value of the Company’s common stock is defined as the last reported price at which the common stock was traded on the date of the grant or, if no common stock is traded on that date, the price on the most recent date on which the Company’s common stock was traded, in either case, as reflected on the New York Stock Exchange.

     Unless the participant elects a longer period, the awards fully vest after 36 months of continuous employment, or, if earlier, upon death, disability, or a “change in control” as defined in the MSPP.

     With respect to each vested RSU, the Company issues to the participant one share of the Company’s common stock at the earlier of: (i) the end of the deferral period specified in the participant’s subscription agreement, which may be, at the election of the participant, three or more years, (ii) the date of the participant’s termination of employment due to retirement over the age of 65, death, or disability, or (iii) the date of the termination of the MSPP. The Company has reserved for issuance to participants under the MSPP an aggregate of 500,000 shares of common stock.

     The MSPP is administered by the Committee. The MSPP may be amended or terminated by the Board at any time, subject to certain restrictions.

     The following NEO MSPP deferrals were made for annual bonuses earned in fiscal year 2008; a 15% RSU purchase discount was applied to all deferrals:

		Annual Bonus	Annual Bonus
	Annual %	Subject	Amount	RSUs
NEO	Deferred	to MSPP	Deferred	Purchased
J.P. London	0%	$312,466	$0	0
Chairman of the Board and Executive
Chairman
Paul M. Cofoni	75%	$777,578	$583,184	13,438
President and Chief Executive Officer
William M. Fairl	50%	$524,389	$262,194	6,042
President, U.S. Operations
CACI, INC.-FEDERAL
Randall C. Fuerst	20%	$419,225	$83,845	1,932
Chief Operating Officer,
CACI, INC.-FEDERAL
Thomas A. Mutryn	25%	$256,191	$64,048	1,476
Executive Vice President, Chief Financial
Officer and Treasurer

Stock Ownership Guidelines

     The Committee has adopted executive stock ownership guidelines for its senior officers to focus those executives on the long-term growth in value of the Company. The Committee expects senior officers to own common stock equal to a multiple of base salary from as much as seven times for the President and CEO as well as the Chairman of the Board and Executive Chairman to lesser amounts for the other senior officers. Senior officers have eight years to meet their ownership requirements. Shareholdings are measured annually to determine compliance with the plan. If at the annual measurement date the senior officer’s ownership does not meet the measurement multiple set for that timeframe (guideline requirements are calculated each year for such purpose as a straight-line prorated amount to the final requirement and years to meet such requirement), then the senior officer may have any bonus monies withheld to purchase shares until he/she meets the requirement. All NEOs currently meet their required stock holding requirement.

Benefits and Executive Perquisites

     Executives are also permitted to participate in certain broad-based employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of the executive based on the amount of each executive’s contributions to the 401(k) plan.

     Executives at the level of vice president and above may elect to contribute up to 50% of their base salary and 100% of their bonuses and commissions on a pre-tax basis to the CACI Non-Qualified Executive Retirement Plan, which is administered by The Newport Group. The Company contributes 5% of all income over the Internal Revenue Service (IRS) limit set forth in IRC Section 401(a)(17) to participants, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. The portion of a participant’s account attributable to elective deferrals, including investment returns, is fully vested at all times. The portion of a participant’s account attributable to Company contributions and related earnings is fully vested after five years of service as an eligible employee.

     Mr. Cofoni and Dr. London each receive an allowance of up to $25,000 to be used for business or personal expenses, which is taxable as ordinary income. All NEOs receive automobile allowances. In addition, all NEOs are eligible to receive up to $15,000 of annual financial planning services provided by a Company-selected provider.

     The CACI International Inc Supplemental Executive Retirement Plan (SERP) is only provided to Mr. Cofoni. The Company provides no other executive a SERP and does not anticipate providing another one in the future. This benefit was provided to Mr. Cofoni to partially offset the loss of his SERP benefit from his previous employer in order to acquire his services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent.

     All amounts related to perquisites for NEOs are disclosed in the column (i) of the Summary Compensation Table, along with details on their valuations.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations effecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans meet such requirements. In fiscal year 2008, the decisions of the Committee were impacted by regulatory requirements in the following ways:

  IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our CEO and the three other most highly compensated named executive officers (other than our CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance based compensation meeting the IRC’s requirements, and, as such, is fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible. However, the Committee recently discovered that an award had inadvertently been made in excess of the IRC section 162(m) limit and acted to cancel that award and reissue it at a later time so as to comply with the limit. For more information, see Note 5 to the Grant of Plan-Based Awards table.

  IRC section 409A: Company programs have been reviewed by tax counsel to ensure that either they are not considered deferred compensation under the 409A definitions, or they comply with the deferred compensation rules in IRC section 409A. As a result, all plans have been reviewed and will be modified as necessary to ensure compliance with the regulations. We do not anticipate executives to be subject to any tax penalties under IRC section 409A.

  Statement of Financial Accounting Standards 123R: The Company adopted SFAS 123R beginning in fiscal year 2006. In determining SSAR and restricted stock awards, the Committee considers the potential expense of those programs under SFAS 123R and the financial impact. The Committee concluded that the associated expense was appropriate, given competitive compensation practices in the industry, the Company’s performance, and the motivational and retention effects of the awards.

Conclusions

     The Company and its Compensation Committee regularly consider if the total compensation program meets the objectives established for it. The Company believes that its executive compensation programs are reasonable, appropriate, and in the best interests of shareholders for the following reasons:

  Competitive benchmarking indicates that executive cash compensation levels (both base salaries and total compensation) are administered in a manner consistent with the Company’s total compensation philosophy.

  Total compensation is variable and predicated upon Company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, in the form of formula-based annual cash incentive awards and equity awards in the form of restricted stock, RSUs, performance-based RSUs, and/or SSARs.

  Executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards and stock options, annual incentive deferrals and significant stock ownership requirements.

  The Company’s executive retention objectives are achieved at reasonable cost through the severance and change-in-control agreements, the SERP (for Mr. Cofoni), and time-based vesting schedules for stock option and restricted stock awards.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2008. Based upon such review and discussions, the members of the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2008 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Dan R. Bannister	Richard L. Leatherwood	Charles P. Revoile

EXECUTIVE COMPENSATION

     The following table summarizes the fiscal year 2008 and 2007 compensation of the NEOs for the fiscal year ended June 30, 2008. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
							Value and
							Non-Qualified
					Option/	Non-Equity	Deferred
Name and				Stock	SSAR	Incentive Plan	Compensation	All Other
Principal Position		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
(during FY08)(1)	Year	($)(2)	($)(3)	$(4)	($)(4)	($)(5)	($)(6)	($)(7)		($)
J.P. London	2008	$500,000	$—	$720,243	$270,950	$564,769	$—	$79,654	(8)	$2,135,616
Chairman of the Board	2007	714,600	—	651,219	888,304	219,160	—	205,689		2,678,972
and Executive Chairman

Paul M. Cofoni	2008	675,000	—	569,537	3,605,152	1,414,335	166,379	86,598	(9)	6,517,001
President and	2007	510,000	—	449,578	1,523,101	118,347	174,882	57,751		2,833,659
Chief Executive Officer

William M. Fairl	2008	425,000	—	201,937	524,714	907,814	—	74,668	(10)	2,134,133
President,	2007	338,640	—	227,416	255,212	150,333	—	61,006		1,032,607
U.S. Operations
CACI, INC.-FEDERAL

Thomas A. Mutryn	2008	312,000	—	113,711	139,198	758,400	—	28,273	(11)	1,351,582
Executive	2007	208,333	21,000	44,708	46,007	50,531	—	5,315		375,894
Vice President,
Chief Financial
Officer and Treasurer

Randall C. Fuerst	2008	350,000	—	197,588	426,804	704,666	—	45,495	(12)	1,724,553
Chief Operating Officer,
U.S. Operations,
CACI, INC. FEDERAL
____________________

(1)	2007 compensation information is not provided for Mr. Fuerst because he was not a NEO in fiscal year 2007.

(2)	Amounts reported in the Salary column represent base salary earned in the fiscal year 2008 or 2007.

(3)	The Company did not make non-performance bonus payments to any NEOs in fiscal year 2008. With the exception of fixed payments to reward Mr. Mutryn during his service as Acting Chief Financial Officer, the Company did not make non-performance based bonus payments to any NEO in fiscal year 2007.

(4)	The amounts reported in the Stock Awards column and the Option/SSAR Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended June 30, 2008 or June 30, 2007, in accordance with FAS 123(R), without regard to the possibility of forfeitures. Assumptions used in the calculation of these amounts are included in Note 21 to the Company’s audited financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2008. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(5)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent incentive compensation earned in fiscal years 2008 or 2007.

(6)	The value listed in this column represents the change in the present value of accumulated benefits during fiscal year 2008 or fiscal year 2007. The value is an actuarial estimate of the cost of pension benefits for the named executive officer and does not reflect a current cash cost to the Company or the pension benefit that the executive would receive.

(7)	As detailed further in the footnotes below, the values in this column may include (i) Annual perquisite allowance provided to both the Chairman of the Board and the Chief Executive Officer (Perq Allowance); (ii) 5% Company contribution to non-qualified deferred compensation plan made on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (NQDC Contribution); (iii) vacation accrual balance cashed out (Vacation Cash-out); (iv) automobile allowance and other automobile expenses based on IRS Publication 15-B guidelines, as reported on the NEO’s 2008 Form W-2, Wage and Tax Statement (Automobile Expenses); (v) reimbursement of expenses under an executive medical supplement plan (Executive Medical); (vi) premiums paid by the Company for a long-term care insurance policy (LTC Premiums); (vii) 50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match); and/or (viii) discount equal to the fair value of additional shares granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal year 2008 or 5% for fiscal year 2007) (MSPP Discount), the number of shares being derived by dividing the year-end deferred bonus by the discounted stock price.

(8)	Includes the following amounts for fiscal year 2008: $25,000 Perq Allowance, $28,129 NQDC Contributions; $11,209 Automobile Expenses; $3,988 Executive Medical; $4,428 LTC Premiums; and $6,900 401(k) Match.

(9)	Includes the following amounts for fiscal year 2008: $15,918 Perq Allowance; $47,927 NQDC Contributions; $11,844 Automobile Expenses; $1,191 Executive Medical; $1,306 LTC Premiums; $6,900 401(k) Match; and $1,512 MSPP Discount.

(10)	Includes the following amounts for fiscal year 2008: $26,816 NQDC Contributions; $28,531 Vacation Cash-out; $3,888 Automobile Expenses; $1,114 LTC Premiums; $8,147 401(k) Match; and $6,172 MSPP Discount.

(11)	Includes the following amounts for fiscal year 2008: $17,650 NQDC Contributions; $3,224 Automobile Expenses; $2,583 Executive Medical; $1,070 LTC Premiums; and $3,746 401(k) Match.

(12)	Includes the following amounts for fiscal year 2008: $24,075 NQDC Contributions; $10,264 Automobile Expenses; $960 LTC Premiums; $8,309 401(k) Match; and $1,887 MSPP Discount.

Grant of Plan-Based Awards

									All Other
								All Other	Option		Grant Date
								Stock	Awards:	Exercise	Fair Value
								Awards:	Number of	or Base	of Stock
					Estimated Future Payouts			Number	Securities	Price of	and
		Estimated Future Payouts Under			Under Equity Incentive Plan			of Shares	Underlying	Option/	Option/
		Non-Equity Incentive Awards(1)			Awards(2)			of Stock	Options/	SSAR	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	SSARs	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(3)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J.P. London		$125,000	$500,000	$625,000
	7/2/07							14,750			$720,243
Paul M. Cofoni		331,000	1,192,500	1,815,000
	7/2/07							7,370 (5)			359,877
	7/2/07								45,400 (5)	$48.83	839,900
William M. Fairl		250,000	697,500	1,067,000	N/A	25,000	N/A
	7/2/07							4,920			240,244
	7/2/07								30,300	48.83	560,550
Thomas A. Mutryn		110,000	391,500	605,000
	7/2/07							3,690			180,183
	7/2/07								22,700	48.83	419,950
Randall C. Fuerst		144,000	517,500	792,000	N/A	25,000	N/A
	7/2/07							3,810			186,042
	7/2/07								23,500	48.83	434,750
____________________

(1)	These amounts represent potential payouts under the 2008 incentive plan. Actual payouts earned are reflected in the Non- Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	As previously noted, Mr. Fairl’s 25,000 SSAR grant and Mr. Fuerst’s 25,000 SSAR grant have a vesting schedule under which the shares “cliff vest” (i.e., 100% vest) after five years, but vesting can be accelerated if the Company’s stock price achieves and maintains the specified level for a 30-day period after one year (no part of these grants could vest within the first year, per the terms of the 2006 Stock Incentive Plan).

(3)	The exercise price is equal to the closing price on the date of grant.

(4)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2008 determined pursuant to SFAS 123(R). The SFAS 123(R) Grant Date values shown are also used for financial reporting purposes.

(5)	When it came to the attention of the Company in September 2008 that Mr. Cofoni had received equity awards in calendar year 2007 in excess of the calendar year limit provided for in the 2006 Stock Incentive Plan, the awards in excess of the limit were cancelled (with the consent of Mr. Cofoni). Subsequently, the Compensation Committee of the Board authorized the grant on September 19, 2008 to Mr. Cofoni of 7,370 RSUs and 45,400 SSARs (which are within the permissible 2006 Stock Incentive Plan limit for calendar year 2008) to replace those cancelled. The vesting schedule for the replacement SSAR grant is 10% on September 18, 2009, 20% on September 18, 2010, 30% on September 18, 2011, and 40% on September 18, 2012. The replacement RSU grant will vest on September 18, 2011. The exercise price of the replacement SSAR grant is $49.78, which was equal to the closing price per share on the date of grant and is in excess of the $48.83 price per share for the original grants. The other terms and conditions are the same as those of the cancelled awards. In accordance with the requirements of SFAS 123(R), the Company will account for the cancellation and subsequent award as a modification of the original award. The incremental compensation expense to be recorded over the remaining vesting period is not material.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards(1)
	Number of	Number of				Number
	Securities	Securities				of Shares		Market Value
	Underlying	Underlying				or Units of		of Shares or
	Unexercised	Unexercised	Option			Stock That		Units of Stock
	Options	Options	Exercise		Option	Have Not		That Have
	(#)	(#)	Price		Expiration	Vested		Not Vested(2)
Name	Exercisable	Unexercisable	($)		Date	(#)		($)
(a)	(b)	(c)	(e)		(f)	(g)		(h)
J.P. London	56,100	—	21.40		6/30/11	8,200	(12)	$375,314
	70,000	—	36.13		6/30/12	6,100	(13)	$279,197
	4,121	37,097	62.48	(3)	8/16/12	14,750	(15)	$675,108
	5,000	—	41.97		3/17/11
	125,000	—	34.10		6/30/13
	—	26,150	54.39	(4)	7/20/13
	71,875	—	40.00		6/30/11

Paul M. Cofoni	49,800	199,200	64.22	(5)	8/14/12	17,000	(10)	$778,090
	—	20,000	54.39	(4)	7/20/13	4,725	(13)	$216,263
	—	300,000	50.43	(7)	6/19/14	7,370	(15)(17)	$337,325
	—	45,400	48.83	(6)(17)	7/1/14

William M. Fairl	4,000	—	36.13		6/30/12	3,000	(11)	$137,310
	1,921	17,291	62.48	(3)	8/16/12	3,275	(13)	$149,897
	22,915	—	34.10		6/30/13	4,920	(15)	$225,188
	—	13,900	54.39	(4)	7/20/13
	23,750	—	40.00		6/30/11
	—	30,300	48.83	(6)	7/1/14
	—	25,000	48.83	(8)	7/1/14

Thomas A. Mutryn	—	12,000	53.65	(9)	9/17/13	3,000	(14)	$137,310
	—	22,700	48.83	(6)	7/1/14	3,690	(15)	$168,891

Randall C. Fuerst	6,667	3,333	63.20	(16)	1/4/12	2,800	(11)	$128,156
	1,455	13,103	62.48	(3)	8/16/12	2,325	(13)	$106,415
	—	9,800	54.39	(4)	7/20/13	3,810	(15)	$174,384
	—	23,500	48.83	(6)	7/1/14
	—	25,000	48.83	(8)	7/1/14

____________________

(1)	Columns (d), (i) and (j) have been omitted because none of the NEOs held stock awards or options that qualified as equity incentive plan awards at the end of fiscal year 2008.

(2)	Based on the $45.77 closing price of the Company’s stock on June 30, 2008.

(3)	Stock options granted on August 17, 2005 and which are not exercisable at June 30, 2008 became or will become exercisable as follows: 22.2% on August 16, 2008, 33.3% on August 16, 2009, and 44.5% on August 16, 2010.

(4)	Stock options granted on July 21, 2006 became or will become exercisable as follows: 10% on July 20, 2008, 20% on July 20, 2009, 30% on July 20, 2010, and 40% on July 20, 2011.

(5)	Stock options granted on August 15, 2005 and which are not exercisable at June 30, 2008 became or will become exercisable as follows: 25% on August 14, 2008, 25% on August 14, 2009, and 50% on August 14, 2010.

(6)	SSARs granted on July 2, 2007 vest as follows: 10% on July 1, 2009, 20% on July 1, 2010, 30% on July 1, 2011, and 40% on July 1, 2012.

(7)	SSARs granted on June 20, 2007 become exercisable on an accelerated schedule based on stock price targets: $60 - 40,000 shares; $70 – 50,000 shares; $80 – 60,000 shares; $90 – 70,000 shares; $100 – 80,000 shares. No shares vest within the first year. To the extent shares have not vested, 100% of those unvested shares will vest on June 19, 2012.

(8)	SSARs granted on July 2, 2007 vest on an accelerated schedule based on stock price targets: $60 – 3,333 shares; $70 – 4,167 shares; $80 – 5,000 shares; $90 – 5,833 shares; $100 – 6,667 shares. No shares vest within the first year. To the extent shares have not vested, 100% of those unvested shares will vest on July 1, 2012.

(9)	Stock options granted on September 18, 2006 vest as follows: 10% on September 17, 2008; 20% on September 17, 2009; 30% on September 17, 2010; and 40% on September 17, 2011.

(10)	Stock awards granted on August 15, 2005 vested on August 14, 2008.

(11)	Stock awards granted on August 17, 2005 vested on August 16, 2008.

(12)	Stock awards granted on February 21, 2006 vest on February 20, 2009.

(13)	Stock awards granted on July 21, 2006 vest on July 20, 2009.

(14)	Stock awards granted on September 18, 2006 vest on September 17, 2009.

(15)	Stock awards granted on July 2, 2007 vest on July 1, 2010.

(16)	Stock options granted on January 5, 2005 and which are not exercisable at June 30, 2008 will become exercisable on January 4, 2009.

(17)	See Note 5 to the Grant of Plan-Based Awards table.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)(1)
J.P. London	—	—	—	—
Paul M. Cofoni	—	—	—	—
William M. Fairl	—	—	—	—
Thomas A. Mutryn	—	—	—	—
Randall C. Fuerst	—	—	3,333	$129,887
____________________

(1)	This amount is equal to the closing price of our common stock on the NYSE on the vesting date times the number of shares vested.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
J.P. London	N/A	N/A	N/A	N/A
Paul M. Cofoni	Supplemental Retirement Benefit Plan	3	$496,711	—
William M. Fairl	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
Randall C. Fuerst	N/A	N/A	N/A	N/A
____________________

(1)	The Present Value of Accumulated Benefit under each plan has been calculated as of June 30, 2008, using the guidelines contained in Statement of Financial Accounting Standards No. 87.

Non-Qualified Deferred Compensation for Fiscal Year 2008

(a)	(b)	(c)	(d)	(e)
	Executive
	Contributions	Company	Aggregate	Aggregate
	in	Contributions in	Earnings in	Balance at
	Last Fiscal	Last Fiscal Year	Last Fiscal	Last Fiscal
Name	Year ($)(1)	($)(2)	Year ($)(3)	Year End ($)(4)
J.P. London	$5,090	$28,129	$(21,330)	$4,145,428
Paul M. Cofoni	341,474	47,927	(104,385)	1,255,742
William M. Fairl	339,772	26,816	330,310	2,846,504
Thomas A. Mutryn	39,882	17,650	(2,907)	58,192
Randall C. Fuerst	175,853	24,075	(13,845)	356,312
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table, in the Salary and the Non-Equity Incentive Plan Compensation columns (in the case of executive contributions), or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,498,116 and $470,579; (ii) Mr. Cofoni, $783,391 and $41,554; (iii) Mr. Fairl, $1,761,426 and $104,570; and (iv) Mr. Mutryn, $3,508 and $0.

Employment and Severance Agreements

     The Company has entered into agreements with the top six executives of the company (the NEOs and Gregory R. Bradford, the Chief Executive of CACI Limited and President, U.K. Operations) for the purpose of providing those executives with a degree of security that will increase the chances that they will remain with the Company; these six executives are the only employees of the Company that have such agreements. The Company believes that appropriate severance arrangements are necessary in order to attract and retain key executives. In addition, the Company pays limited amounts to these executives if they are terminated under certain circumstances following a change in control. This program is intended to encourage retention in the face of an actual or rumored change in control. Furthermore, the program seeks to align executive and shareholder interests by allowing top executives to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact the executive’s employment.

     The term of each agreement is one year with automatic one-year extensions thereafter (except for Mr. Cofoni’s agreement which is three years with automatic one-year extensions thereafter). Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board. In the event of a termination by the Company for disability, the Company is generally required to provide 30 days notice (except that in Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs). In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary. In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change of control, the agreements provide that the Company will pay a termination payment equal to a specified number of months of the NEO’s base salary (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). The agreements restrict each NEO’s rights to compete with the Company or to offer employment to Company employees following termination. Additional information about the agreements is provided below.

     On August 17, 1995, the Company entered into an Employment Agreement with Dr. London, then the Chairman of the Board, President, and Chief Executive Officer of the Company. The agreement provided for a salary of not less than $200,000 per year to be set by the Board, and participation in any bonus, incentive compensation, pension, profit-sharing, stock purchase, and stock option plan as well as annuity or group insurance, medical and other benefit plans maintained by the Company for its employees. The agreement also provided that the Company will reimburse business expenses incurred in the performance of Dr. London’s duties. Under this agreement, Dr. London’s severance payment equals 18 months of his current base salary. If a termination event occurs within one year following a change of control of the Company, Dr. London will receive a termination payment equal to 36 months of his current base salary.

     On July 1, 2007, Dr. London entered into a revised Employment Agreement for his new role as Executive Chairman. In addition to the previous terms and the addition of partial protection against IRC section 280G excise taxes in the event of termination after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000), a payment of two times his average bonus payments for the five fiscal years immediately preceding the termination and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination were added upon the occurrence of a termination event within one year following a change in control of the Company. Further, termination provisions for base salary were increased from the highest salary in the three years proceeding termination to the highest salary in the five years proceeding termination.(1) Dr. London has a nine-month non-compete provision with the Company.
____________________

(1)	On December 20, 2001, the Company entered into a lifetime medical agreement with Dr. London that provides lifetime participation in the Company’s executive medical plan to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger consolidation, or change of control of the Company. This agreement also included Dr. London’s spouse at the time of the agreement. This agreement was modified on July 1, 2007 to conform to his new title; no material changes were made to the agreement at that time.

     On September 9, 2005, the Company entered into a Severance Compensation Agreement with Mr. Cofoni, then President, U.S. Operations, the terms of which are generally consistent with the description set forth above for Dr. London. On July 1, 2007, Mr. Cofoni entered into a new Employment Agreement for his new role as President and Chief Executive Officer. The agreement provides partial protection against IRC section 280G excise taxes as discussed above, a severance payment of 24 months of his highest base salary in the three years preceding termination, continued participation in the Company’s health care plan for a one-year period, and any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. If a termination event occurs within one year following a change in control of the Company, the agreement provides a severance payment of 36 months of his highest base salary in the three years preceding termination, continued participation in the Company’s health care plan for a one-year period, two times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Mr. Cofoni has a two-year non-compete provision with the Company.

     On July 1, 2007, Mr. Fairl entered into a Severance Compensation Agreement for his role as President, U.S. Operations. The agreement provides a severance payment of 12 months of his base salary, continued participation in the Company’s health care plan for a six-month period, and any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. If a termination event occurs within one year following a change in control of the Company, the agreement provides a severance payment of 24 months of his base salary, continued participation in the Company’s health care plan for a six-month period, 1.5 times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, the agreement provides for partial protection against IRC section 280G excise taxes as discussed above. Mr. Fairl has a two-year non-compete provision with the Company.

     On October 1, 2007, Mr. Fuerst entered into a Severance Compensation Agreement for his role as Chief Operating Officer, U.S. Operations. The severance payment is equal to 12 months base salary and continued participation in the Company’s health care plan for a six-month period. If a termination event occurs within one year following a change of control of the Company, he will receive a termination payment equal to 18 months base salary, continued participation in the Company’s health care plan for a six-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, the agreement provides for partial protection against IRC section 280G excise taxes as discussed above. Mr. Fuerst has a two-year non-compete provision with the Company.

     On October 1, 2007, Mr. Mutryn entered into a Severance Compensation Agreement for his role as Executive Vice President and Chief Financial Officer. The severance payment is equal to 12 months base salary, continued participation in the Company’s health care plan for a twelve-month period, and the one-year anniversary portion of any outstanding acquisition bonus. If a termination event occurs within one year following a change of control of the Company, he will receive a termination payment equal to 24 months base salary, continued participation in the Company’s health care plan for a twelve-month period, one times his average bonus payments for the five fiscal years immediately preceding the termination, a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination, and payment of the one-year anniversary portion of any outstanding acquisition bonus. Further, the agreement provides for partial protection against IRC section 280G excise taxes as discussed above. Mr. Mutryn has a two-year non-compete provision with the Company.

     On July 22, 1999, the Company entered into a Severance Compensation Agreement with Mr. Bradford for his role as Chief Executive, CACI Limited, and President, U.K. Operations, the terms of which are generally consistent with the description set forth above for Dr. London. On July 1, 2007, Mr. Bradford entered into a revised Severance Compensation Agreement. The agreement provides a severance payment of 12 months base salary. If a termination event occurs within one year following a change of control of the Company, the agreement provides a severance payment equal to 24 months base salary and a prorated portion of his bonus otherwise payable under the annual incentive program for the fiscal year of termination. Further, this agreement provides partial protection against IRC section 280G excise taxes as discussed above. On June 16, 2008, Mr. Bradford entered into a revised Severance Compensation Agreement which replaced his July 1, 2007 Severance Compensation Agreement. The terms of the agreement are similar in all material respects to the July 1, 2007 agreement, except that the agreement also provides that if a termination event occurs within one year following a change of control of the Company, Mr. Bradford will receive a payment of 1.5 times his average bonus payments for the five fiscal years immediately preceding the termination. Mr. Bradford has a two-year non-compete provision with the Company.

Potential Payments on Termination or Change in Control

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination or retirement, upon termination without a change in control, and upon termination following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2008 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Separation Payment in Event of Voluntary Termination by NEO or Retirement(1)

			Value of
			Non-qualified
			Retirement	Value of	Value of	Value of	Value of 280G
		Value of	Plan	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Matching	Retirement	Equity	Equity	Partial
	Severance	of Benefits(2)	Contributions	Benefits(3)	Awards(4)	Awards(5)	Protection(6)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Total
J.P. London	$—	$170,313	$652,848	$—	$3,915,426	$1,329,618	$N/A	$6,068,205
Paul M. Cofoni	—	—	18,484	496,711	—	—	N/A	$515,195
William M. Fairl	—	—	148,011	—	443,016	—	N/A	$591,027
Randall C. Fuerst	—	—	15,905	—	—	—	N/A	$15,905
Thomas A. Mutryn	—	—	—	—	—	—	N/A	$—
____________________

(1)	Assumes that the NEO retired or voluntarily terminated his position. In the event of the NEO’s death or disability, the NEO would be entitled to the amounts listed in the columns (e) and (f) above as well as column (c) from the Separation Payment following Change in Control Table listed below. In addition, the Company generally is required to provide 30 days notice in the event of a termination for disability. In Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs. Because Mr. Cofoni earned a fourth quarter and annual bonus in fiscal year 2007 totaling $918,781, he would have received such a payment assuming a termination for disability on June 30, 2008. In the event of a termination of the NEO for “Good Cause,” the NEO would be entitled to the amounts listed above in columns (c) and (e).

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described. For Dr. London, the table value represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less Dr. London’s estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables).

(3)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2008 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(4)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the vested portion of the equity awards.

(5)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the unvested portion of the equity awards. As Dr. London is over 65 years old, any unvested equity awards would vest upon retirement.

(6)	Executives are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment in Event of Resignation for “Good Reason” by NEO
or Termination Without “Good Cause” by Company(1)

			Value of
			Non-qualified
			Retirement	Value of	Value of	Value of	Value of 280G
		Value of	Plan	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Matching	Retirement	Equity	Equity	Partial
	Severance	of Benefits(2)	Contributions	Benefits(3)	Awards(4)	Awards(5)	Protection(6)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Total
J.P. London	$1,071,900	$170,313	$652,848	$—	$3,915,426	$1,329,618	$N/A	$7,140,105
Paul M. Cofoni	1,250,000	13,026	18,484	496,711	—		N/A	$1,778,221
William M. Fairl	425,000	10,446	148,011	—	443,016		N/A	$1,026,473
Randall C. Fuerst	350,000	10,446	15,905	—	—		N/A	$376,351
Thomas A. Mutryn	312,000	20,557	—	—	—		N/A	$332,557
____________________

(1)	Assumes that the NEO resigned for “Good Reason” or was terminated without “Good Cause”.

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Cofoni, Fairl, Fuerst and Mutryn are entitled to receive continuation of health benefits following the date of separation for twelve or six months, as discussed above. For Dr. London, the table value represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less Dr. London’s estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Cofoni, Fairl, Fuerst and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2008 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(4)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the vested portion of the equity awards.

(5)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the unvested portion of the equity awards. Dr. London’s unvested equity awards would vest.

(6)	Executives are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

     Based on the assumptions used in the preparation of the table below showing compensation payable to each NEO in the event of a change in control, $500,000 of an IRC section 280G liability would be incurred and paid for Mr. Cofoni. No IRC section 280G liabilities would be incurred for any of the other NEOs.

Separation Payment following a Change of Control (1)

			Value of
			Non-qualified
			Retirement	Value of	Value of	Value of	Value of 280G
		Value of	Plan	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Matching	Retirement	Equity	Equity	Partial
	Severance	of Benefits(2)	Contributions	Benefits(3)	Awards(4)	Awards(5)	Protection(6)
Incumbent	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Total
J.P. London	$5,185,438	$170,313	$652,848	$—	$3,915,426	$1,329,619	$—	$11,253,644
Paul M. Cofoni	3,395,552	13,026	73,936	496,711	—	1,331,678	500,000	$5,810,903
William M. Fairl	1,606,053	10,446	148,011	—	443,016	511,395	—	$2,718,921
Randall C. Fuerst	897,020	10,446	31,810	—	—	408,955	—	$1,348,231
Thomas A. Mutryn	1,028,466	20,557	—	—	—	306,201	—	$1,355,224
____________________

(1)	Assumes that the NEO resigned for “Good Reason” or was terminated without “Good Cause” within one year of a change in control, except in Dr. London’s case where he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control.

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Cofoni, Fairl, Fuerst and Mutryn are entitled to receive continuation of health benefits following the date of separation for twelve or six months, as discussed above. For Dr. London, the table value represents the present value (using a discount rate of 2.48%) of continued current medical and dental insurance coverage less Dr. London’s estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Cofoni, Fairl, Fuerst and Mutryn, the table value represents the total values of continued current medical and dental insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2008 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(4)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the vested portion of the equity awards.

(5)	Based on the difference between the market price per share of common stock as of June 30, 2008 less the applicable exercise price of the unvested portion of the equity awards. All equity awards to NEOs would vest upon a change in control.

(6)	Executives are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change of control. Specifically, a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000 is provided.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his service as a Director, including participation in meetings of the full Board and the Committee(s) of which he was a member:

  Full Board — $50,000 annual retainer for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. In fiscal year 2008, each returning director was granted 3,000 stock options, and each newly elected director received a one-time grant of 5,000 stock options, with all of such grants priced at the closing price of a share of the common stock on the grant date, which was the date of the 2007 Annual Meeting of Stockholders. Subject to stockholder approval of the amendments to the Company’s 2006 Stock Incentive Plan at this year’s Annual Meeting of Stockholders, beginning in fiscal year 2009, each director shall receive an award of Restricted Stock Units (RSUs) in an amount established from time to time by the Compensation Committee. For fiscal year 2009, the Compensation Committee has approved an award of $160,000 in RSUs for newly elected directors and $80,000 in RSUs for returning directors. Such RSU awards shall be made on the date of the Annual Meeting of Stockholders at which such election occurs, based on the closing price per a share of common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent

(100%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of award.

  Audit Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Risk Management and Security Committee — $6,000 for up to four meetings per year. Additional in-person meetings are $750. Additional phone meetings of any length are $500 per meeting.

  Compensation Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $8,000 per year.

  Executive Committee — $1,500 per meeting.

  Investor Relations Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meetings of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Corporate Governance and Nominating Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Strategic Assessment Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meetings of any length. Additional phone meetings of any length are $500 per meeting.

     Dr. London and Mr. Cofoni received no separate compensation for their service as directors, except that they, like all directors, are eligible to be reimbursed for expenses associated with attending meetings of the Board and its Committees.

     During fiscal year 2008, in addition to the retainer and Committee meeting fees, Dr. Phillips received compensation of $36,000 for additional services performed as a director in connection with the Committees on which he serves. The Compensation Committee has also adopted stock ownership guidelines for outside members of the Board of Directors to align the interest of stockholders and directors and link business strategy execution with stockholder value. The Committee expects outside directors to own common stock equal to a multiple of the board member’s annual retainer. Outside directors are expected to own common stock equal to three times their annual retainer within three years following election to the Board (or by December 1, 2005 for Board members elected prior to December 1, 2002); five times their annual retainer within five years following election to the Board (or by December 1, 2007 for Board members elected prior to December 1, 2002); and six times their annual retainer within seven years following election to the Board (or by December 1, 2009 for Board members elected prior to December 1, 2002). Shareholdings are measured periodically to determine compliance with the guidelines. If the director’s ownership does not meet the measurement multiple set for that timeframe, then the director is ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan for a period of one year following the date that the criteria is met. In addition, if the Committee determines that the director was not in compliance with the guidelines at any past point in time, then the Committee may rescind equity awards made to the director during the period of non-compliance. All outside directors, with the exception of Mr. Phillips, currently meet their required stock holding requirement.

     The table below summarizes the compensation information for fiscal year 2008 for each of the Company’s non-employee directors.

	Fees Earned	Option
	or Paid in Cash	Awards	Total
Name	($)(1)	($)(2)	($)
Herbert W. Anderson	$19,000	$16,640	$35,640
Dan R. Bannister	70,000	35,600	105,600
Peter A. Derow	25,500	16,640	42,140
Gregory Johnson	70,000	49,093	119,093
Richard L. Leatherwood	90,500	38,000	128,500
Michael J. Mancuso	45,000	35,600	80,600
Barbara A. McNamara	21,500	16,640	38,140
Warren R. Phillips	118,000	— (3)	118,000
Charles P. Revoile	82,500	38,000	120,500
____________________

(1)	The amounts for Directors Anderson, Derow, and McNamara reflect board fees earned and paid through November 17, 2007, their last day as members of the Board. The amounts for Director Shelton reflect board fees earned and paid through May 7, 2008, his last day as a member of the Board. Under the Company’s Director Stock Purchase Plan (DSPP) Director McNamara elected to receive 50% of her annual retainer in Restricted Stock of the Company. Director McNamara acquired 1,251 shares pursuant to her election to defer a portion of her retainer. The grant date fair value of these shares totaled $64,688. Upon retirement from the Board, Director McNamara vested in and received 709 shares of Company common stock. The remainder of her unvested stock was paid in cash. The current year deferral is included in the “Fees Earned or Paid in Cash” column.

(2)	The amounts reported in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with SFAS 123(R), without regard to the possibility of forfeitures, for options granted in fiscal years 2007 and 2008. We recognize expense ratably in monthly increments over the vesting period. Assumptions used in the calculation of these amounts are included in Note 21 to the Company’s audited consolidated financial statements for the year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 filed with the SEC on August 27, 2008. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the non-employee director. For fiscal year 2008, we awarded 3,000 options to Directors Johnson, Leatherwood, and Revoile with a grant date fair value of $21,360 each, and we awarded 5,000 options to Directors Bannister, Mancuso, and Shelton with a grant date fair value of $35,600 each. For fiscal year 2007, we awarded 3,000 options to Directors Anderson, Derow, Leatherwood, McNamara, and Revoile with an aggregate grant date fair value of $16,640, and we awarded 5,000 options to Director Johnson with an aggregate grant date fair value of $27,733. The grant date fair value for options granted in fiscal year 2008 ($10.68 per share) is based on the closing price of our stock on November 15, 2007 ($47.59) and for options granted in fiscal year 2007 ($16.64 per share) is based on the closing price of our stock on November 16, 2006 ($60.50). The outstanding number of stock options awarded to each director as of June 30, 2008 was as follows: Director Anderson 11,000; Director Bannister 5,000; Director Johnson 8,000; Director Leatherwood 15,000; Director Mancuso 5,000; Director Phillips 9,000; Director Revoile 15,000.

(3)	The Compensation Committee rescinded two option awards granted to Director Phillips in November 2006 and November 2007 (each for 3,000 options) as a result of Director Phillips’ non-compliance with the Company’s stock ownership guidelines for outside directors.

     CORPORATE GOVERNANCE

Code of Ethics

     The Company has adopted a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our principal executives. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the NYSE Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and Committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. The Board held six meetings during fiscal year 2008. All Directors attended the 2007 Annual Meeting of Stockholders held on November 14, 2007 with the exception of Mr. Derow. Each Director attended at least seventy-five percent (75%) of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, a Risk Management and Security Committee (a subcommittee of the Audit Committee), an Investor Relations Committee, a Corporate Governance and Nominating Committee, and a Strategic Assessment Committee during fiscal year 2008.

Compensation Committee

     The Compensation Committee consists of Directors Bannister, Leatherwood, and Revoile (Chairman), and included Directors Derow and Shelton until their resignations from the Board in November 2007 and May 2008, respectively. The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Committee’s responsibility. In addition, it is the Board’s intention that each Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in deliberations and the determination of awards subject to those regulations.

     The Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan and determines the benefits to be granted to key employees thereunder; determines CEO compensation; is responsible for determining and making recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action, and Small, Disadvantaged and Minority Subcontracting activities. The Committee met six times during fiscal year 2008. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2008, the members of the Compensation Committee had no relationships with the Company other than their relationship as Directors, entitled to the receipt of standard compensation as Directors and members of certain Committees of the Board, and their relationship to the Company as stockholders. During fiscal year 2008, no person serving on the Compensation Committee or on the Board of Directors was an Executive Officer of another entity for which any of our Executive Officers served on the board of directors or compensation committee.

Executive Committee

     The Executive Committee consists of Directors Cofoni, Leatherwood, London, Phillips and Revoile. Director London serves as the Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met once during fiscal year 2008.

Audit Committee

     The Audit Committee consists of Directors Bannister, Leatherwood, Mancuso, and Phillips, and included Director Derow until his November 2007 resignation from the Board. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood is the Committee Chairman and has served as such since November 20, 2003. The Board has determined that Director Leatherwood qualifies as an audit committee financial expert as that term is defined in applicable SEC regulations, and that he has accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met four times during fiscal year 2008. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Leatherwood, Phillips and Revoile. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Board seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Committee met five times during fiscal year 2008. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that six of the nine current Directors are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company and Mr. Cofoni’s service as President and Chief Executive Officer, they are not independent as defined by the NYSE rules and the Company’s independence criteria. Because Mr. Johnson received more than $100,000 for consulting services provided to the Company during fiscal year 2006, he is not independent under the NYSE rules. Mr. Johnson’s consulting agreement ended in September 2006.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its determination of independence with respect to all current Directors:

(1)	No Material Relationship. The director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The director and all of his/her immediate family members must not have received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the director cannot be a current employee of such a firm; (C) the director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The director cannot be a current employee, and no immediate family member of the director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the

Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board Committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Corporate Governance and Nominating Committee’s Charter, which is available at the Company’s website at www.caci.com/about/corp_gov/nominating.shtml.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Executive Sessions

     Pursuant to NYSE requirements, two executive sessions of non-management Directors were held during fiscal year 2008. The Chairman of the Corporate Governance and Nominating Committee acted as the presiding Director at both meetings.

PROPOSAL 2: AMENDMENT OF THE 2006 STOCK INCENTIVE PLAN

     The 2006 Stock Incentive Plan (the 2006 Plan) was originally adopted by the Board on August 16, 2006 and was approved by the stockholders at the November 16, 2006 Annual Meeting. On August 13, 2008, the Board approved an amendment and restatement of the 2006 Plan (the Amended and Restated 2006 Plan), subject to approval by the Company’s stockholders at the Annual Meeting.

     The Company is seeking stockholder approval of the Amended and Restated 2006 Plan. Stockholder approval is required to: (1) satisfy Section 422 of the Internal Revenue Code such that certain stock options will qualify as incentive stock options under the Code, and (2) satisfy applicable NYSE listing standards that, in general, require stockholder approval of equity plans and material amendments thereto.

     Below is a summary of the most significant changes contained in the Amended and Restated 2006 Plan, followed by a description of the material features of the Amended and Restated 2006 Plan. The summary and description do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2006 Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the Amended and Restated 2006 Plan in its entirety.
____________________

(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2009 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary of CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 22, 2009. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director candidates.

Proposed Amendments to the 2006 Plan

     The Amended and Restated 2006 Plan will increase the number of shares of Common Stock authorized for issuance under the 2006 Plan by 1,500,000 shares (4.99% of the Company’s issued and outstanding Common Stock as of September 22, 2008) to an aggregate number of 3,500,000.

     Under the Amended and Restated 2006 Plan, the number of shares of Common Stock that the Committee may grant in the form of Restricted Stock, Restricted Stock Units, or Unrestricted Stock will increase to 1,500,000, up from 750,000 shares under the 2006 Plan.

     Under the Amended and Restated 2006 Plan, upon their election and each subsequent re-election, non-employee directors will receive an award of restricted stock units (RSUs) in an amount to be determined by the Compensation Committee upon their initial election and each subsequent re-election. The subsequent distribution of stock in respect of such RSUs earned on or after January 1, 2009 can be deferred for up to 30 days after the director’s separation of service from the Company. The 2006 Plan provided for grants of 5,000 non-qualified stock options upon initial election to the Board and an annual grant of 3,000 non-qualified stock options upon re-election.

     The Amended and Restated 2006 Plan contains certain other necessary changes to ensure compliance with Section 409A of the Code.

     The Board believes that the Amended and Restated 2006 Plan, including the addition of 1,500,000 shares to the 2006 Plan and the increase in the number of shares that may be granted in the form of restricted stock, RSUs, or unrestricted stock to 1,500,000 shares, will benefit the Company and its stockholders by allowing the Company to continue to achieve the objectives of the 2006 Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the Amended and Restated 2006 Plan with the interests of the stockholders; (iii) to keep pace with the Company’s increase in number of employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board believes that the grant of awards under the Amended and Restated 2006 Plan will not result in an unacceptable level of dilution to the interests of public stockholders and that the Company’s financial performance and the resulting performance of the Common Stock indicate that the benefits of the Amended and Restated 2006 Plan could more than offset any such potential dilution.

Summary Description of the Amended and Restated 2006 Plan

Purpose

     The Amended and Restated 2006 Stock Plan is designed to promote the long-term growth and profitability of the Company by: (i) providing directors and employees with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key employees.

Types of Awards

     The Amended and Restated 2006 Stock Plan will authorize the grant of: (i) incentive stock options, or options to purchase our common stock intended to qualify as incentive stock options, as defined in Section 422 of the Code; (ii) options that do not so qualify, known as non-qualified stock options; (iii) shares of stock at no cost or at a purchase price set by the Compensation Committee , subject to restrictions and conditions determined by the Compensation Committee, referred to in this proxy statement as restricted stock; (iv) unrestricted shares of stock at prices set by the Compensation Committee, referred to in this proxy statement as unrestricted stock; (v) rights to acquire shares of our common stock upon the terms and conditions stated in the Amended and Restated 2006 Stock Plan, known as restricted stock units (RSUs); (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock appreciation rights; (vii) rights to receive payment in shares of Company stock based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock settled stock appreciation rights (SSARs); and (viii) performance awards, or awards that can be in the form of incentive and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and/or unrestricted stock and that are conditioned on the attainment of specified performance measures, referred to in this proxy statement as performance awards.

Shares Subject to the Plan; Limitations

     Up to 3,500,000 shares of the Company’s common stock (subject to adjustment upon certain changes in the capitalization of the Company), plus the 894,130 unused shares available under the 1996 Stock Incentive Plan, may be issued pursuant to awards granted under the Amended and Restated 2006 Stock Plan. No more than 1,500,000 shares of the Company’s common stock may be awarded in the form of restricted stock, restricted stock units, or unrestricted stock. No covered employee (generally, the chief executive officer and the four highest paid executive officers other than the chief executive officer) may be granted awards under the Amended and Restated 2006 Plan with respect to more than 300,000 shares of the Company’s common stock in any calendar year. Vesting of awards must take a minimum of three years for shares that vest based upon continuous service and at least one year for shares that vest based on performance. Awards may also become fully vested upon a change in control of the Company, disability, death, or retirement on or after age 65.

Eligibility

     Awards may be granted under the Amended and Restated 2006 Plan to members of our board, officers and key employees. In addition, as described above, non-employee directors will now be eligible only for grants of RSUs. As of September 22, 2008, approximately 120 individuals were eligible to participate in the Amended and Restated 2006 Plan.

Administration

     The Amended and Restated 2006 Plan is administered by the Compensation Committee, which also has the power to delegate responsibility. The Compensation Committee will select the individuals to whom awards will be granted and will determine the terms of each award, subject to the provisions of the Amended and Restated 2006 Plan.

Terms of Awards

     No options may extend for more than ten years from the date of grant (five years in the case of an incentive stock option recipient who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, referred to as greater-than-ten-percent-stockholders). The exercise price of any options granted under the Amended and Restated 2006 Stock Plan must be at least equal to the fair market value of the Company’s Common Stock on the date of grant (110% of fair market value in the case of incentive stock options of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable by an employee or officer (non-employee directors are not eligible to receive incentive stock options) in any calendar year may not exceed $100,000. The Company cannot reprice previously granted awards without obtaining stockholder approval. In addition, upon the granting by the Compensation Committee of stock appreciation rights, all shares underlying the grant of stock appreciation rights (not just those shares paid to the executive upon exercise of the stock appreciation right) will be unavailable for further grants.

     Incentive stock options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the recipient’s lifetime, only by the recipient. Awards other than incentive stock options may be transferable, with the Compensation Committee’s permission, by gift or domestic relations order to members of the recipient’s family or a trust or other entity established for such family members. Incentive stock options generally may not be exercised after (i) termination of the recipient’s employment by the Company for cause; (ii) ninety days after termination of the recipient’s employment by the Company without cause or by the recipient voluntarily, including retirement in accordance with the Company’s policy; (iii) one year following the recipient’s termination of employment with the Company by reason of disability; and (iv) two years following a recipient’s death if the recipient’s death occurs prior to termination of employment with the Company. The terms and conditions of all other awards are determined by the Compensation Committee in connection with each grant, if any.

Amendment and Termination

     The Board may amend or terminate the Amended and Restated 2006 Plan or any portion thereof at any time without further approval of the Company’s stockholders unless such amendment would (i) increase the number of shares of stock subject to the Amended and Restated 2006 Plan; (ii) require shareholder approval under the terms of the Amended and Restated 2006 Plan; or (iii) require shareholder approval to comply with any tax or regulatory requirement or rule of any national securities exchange upon which the Company’s stock is listed or quoted. The Compensation Committee may make minor or administrative amendments to the Amended and Restated 2006 Plan and amendments that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. Neither the 2006 Amended and Restated Plan nor any award made thereunder may be amended in a manner that would materially adversely affect any outstanding award previously made without the approval of the participant.

Federal Income Tax Information With Respect To the Amended and Restated 2006 Plan

     The grantee of a non-qualified stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise thereof, the difference between the fair market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-incentive stock option.

     The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of the incentive stock option is made by the option holder within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by incentive stock options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an incentive stock option within two years to the date of the grant or one year after the exercise of the incentive stock option), subject to certain limitations on the deductibility of compensation paid to executives, including the deductibility limitation under Section 162(m) of the Code, unless the grant of the incentive stock option is included as part of a performance award that qualifies as performance-based compensation under Section 162(m) of the Code.

     With respect to all non-option awards, including performance awards that are granted in a form other than options, the recipient is taxed on the full value of the Company’s common stock transferred and/or cash distributed to him or her as ordinary income. The Company will be allowed a deduction for these amounts in the year of transfer or distribution, subject to the deductibility limitations under Section 162(m) of the Code as described below.

     The Company is subject to Section 162(m) of the Internal Revenue Code, which prohibits the Company from claiming a federal income tax deduction for compensation in excess of $1 million paid in a given fiscal year to the Chief Executive Officer and the four most highly compensated Executive Officers other than the Chief Executive Officer at the end of that fiscal year. The $1 million limitation does not apply to performance-based compensation. Under applicable rules, options and awards granted under a stock incentive plan that has been approved by the stockholders of a publicly held corporation and that meet other criteria will qualify as “performance-based compensation” under Section 162(m). As part of the Section 162(m) requirements, the plan must state a maximum number of awards that a participant may receive in any one year; the Amended and Restated 2006 Plan sets a limit of 300,000 shares to covered employees and in no event more than 1,500,000 shares in the form of restricted stock, RSUs, or unrestricted stock.

New Plan Benefits

     The specific amounts of benefits payable in the future to participants in the Amended and Restated 2006 Stock Plan are not fully determinable because the amounts of the grants of such awards have not been established. The Company generally makes an annual grant in July or August of each year to its eligible employees and makes an annual grant in November of each year to its non-employee directors in connection with the annual stockholders’ meeting. The following chart is completed based on the grants awarded in August 2008 to eligible employees and an estimate of the amount to be awarded in November 2008 to non-employee directors.

NEW PLAN BENEFITS
2006 Amended and Restated Stock Incentive Plan

	SSARs		RSUs
	Dollar Value	Number	Dollar Value	Number
Name and Position	($)(1)	of Units	($)(2)	of Units
J.P. London	—	—	720,162	14,590
Chairman of the Board and Executive Chairman
Paul M. Cofoni	446,832	26,100	1,049,887	21,270
President and Chief Executive Officer
William M. Fairl	188,320	11,000	444,734	9,010
President, U.S. Operations
CACI, INC.-FEDERAL
Randall C. Fuerst	145,520	8,500	343,052	6,950
Chief Operating Officer,
CACI, INC.-FEDERAL
Thomas A. Mutryn	112,992	6,600	266,050	5,390
Executive Vice President, Chief Financial
Officer and Treasurer
Executive Group (six persons)	992,960	58,000	3,058,345	61,960
Non-Executive Director Group	—	—	560,000	11,320 (2)
Non-Executive Officer Employee Group	3,988,960	233,000	9,425,786	190,960
____________________

(1)	Amounts represent the grant date fair value of the SSARs awarded on August 18, 2008 determined pursuant to SFAS 123(R). The SFAS 123(R) grant date fair values shown will also be used for financial reporting purposes.

(2)	Amounts represent the grant date fair value of RSUs awarded on August 18, 2008 in the case of eligible employees or to be awarded in November 2008 in the case of non-employee directors. In the case of grants to eligible employees, the amounts were determined by multiplying the number of units awarded by the closing stock price as reported on the NYSE on August 18, 2008. In the case of grants to be made to non-employee directors, the dollar value to be granted to each non-employee director was approved by the Compensation Committee on March 12, 2008, pending stockholder approval of the Amended and Restated 2006 Plan. The estimated number of units was determined by dividing the dollar value by the closing stock price as reported on the NYSE on September 22, 2008.

Required Vote and Recommendation

     Stockholder approval of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal. Although they will be counted as present for quorum purposes, broker non-votes will not be treated as votes cast. Abstentions, which are also counted as present for quorum purposes, will be treated as votes cast. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of all shares entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2008 regarding shares of common stock of the Company authorized for issuance under its equity compensation plans.

			Number of Securities
	Number of		Remaining Available
	Securities to be Issued	Weighted Average	For Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plan (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Stockholders(1)	3,686,782 (2)	$47.37 (3)	2,374,924 (4)

Equity Compensation Plans Not
Approved by Stockholders	0	0	0

Total	3,686,782	$47.37	2,374,924
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the 2006 Plan), the DSPP, the MSPP, and the ESPP. The 2006 Plan was approved by the stockholders on November 16, 2006 and replaced the 1996 Stock Incentive Plan (the 1996 Plan). Under the terms of the 2006 Plan, the Company may issue, among others, non-qualified stock options, restricted stock, RSUs and SSARs. The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of a share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by stockholders as of June 30, 2008 is as follows: 1996/2006 Plan, 3,654,009; the DSPP, none; and the MSPP, 32,773.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 1996/2006 Plan that were outstanding as of June 30, 2008. The weighted average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP, and the 1996/2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by stockholders as of June 30, 2008 is as follows: 1996/2006 Plan, 1,696,181; the DSPP, 72,526; the MSPP, 413,811; and the ESPP, 192,406.

The Board recommends that stockholders vote FOR the Amended and Restated 2006 Plan.

PROPOSAL 3: ADJOURNMENT OF THE MEETING IF NECESSARY
TO PERMIT FURTHER SOLICITATION OF PROXIES

     If, at the time the Company convenes the Annual Meeting, the total vote cast on Proposal 2 above is insufficient to meet NYSE requirements for approval of that proposal, Proposal 2 could not be approved unless the Company adjourns the Annual Meeting to reconvene at a later date in order to permit management to solicit additional proxies. In order to allow proxies received at the time of the Annual Meeting to be voted for such an adjournment, if necessary, the Company is submitting the question of adjournment under those circumstances to you, our stockholders, as a separate procedural matter for your consideration. If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast.

The Board recommends that stockholders vote FOR adjournment of the meeting, if necessary, to permit further solicitation of proxies.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2008. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2009.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2007 and June 30, 2008.

	June 30,
	2008	2007
Audit Fees(1)	$1,390,009	$1,810,000
Audit-Related Fees (2)	91,000	353,000
Tax Fees(3)	152,190	238,652
Total	$1,633,199	$2,401,652
____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings. For the year ended June 30, 2007, Audit Fees included $525,000 relating to the Company’s convertible debt offering.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements, due diligence, and, in the year ended June 30, 2008, various consultations.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning. For the year ended June 30, 2007, Tax Fees included $154,400 related to the Company’s convertible debt offering.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2008

     The members of the Company’s Audit Committee are Dan R. Bannister, Richard L. Leatherwood, Michael J. Mancuso, and Warren R. Phillips.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board (the Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards, AU section 380) as modified or supplemented through August 1, 2008;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented through August 1, 2008;

4.	It has discussed with Ernst & Young LLP its independence under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees); and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Dan R. Bannister	Richard L. Leatherwood
Michael J. Mancuso	Warren R. Phillips

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., Inc. has been retained to assist in soliciting proxies at a fee not to exceed $8,000, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2009 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of the mailing of this proxy statement. This proxy statement was mailed on or about October 7, 2008. Therefore, the date by which proposals must be received under Rule 14a-8 will be June 9, 2009.

     Stockholders of record who do not submit proposals for inclusion in the Company’s proxy materials but who intend to submit a proposal at the 2009 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than June 22, 2009. The written notice must satisfy certain requirements specified in the Company’s By-laws. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2008, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at http://investor.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec.gov.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary

Arlington, Virginia
Dated: October 7, 2008

APPENDIX A

CACI INTERNATIONAL INC

2006 STOCK INCENTIVE PLAN

As Amended and Restated Effective August 13, 2008

CACI INTERNATIONAL INC
2006 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

     CACI International Inc, a Delaware corporation (the “Company”) hereby establishes the CACI International Inc 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of Awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2. Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock (or other equity interests) in such entity.

     “Affiliated Group Member” means any member of the “affiliated group,” as such term is defined in Section 1504 of the Code (but determined without regard to Section 1504(b) of the Code), which includes the Company.

     “Award” means an Incentive Stock Option, Non-Statutory Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Unrestricted Stock, and Performance Award, and any combination of the foregoing.

     “Board” means the Board of Directors of the Company.

     “Change in Control” means the occurrence of any one of the following events:

     (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

     (ii) persons who, as of July 1, 2006, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2006 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

     “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

     “Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be appointed pursuant to Section 3 of the Plan to administer the Plan.

     “Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(b).

     “Covered Employee” means an employee of the Company or any Affiliated Group Member who is subject to Section 162(m) of the Code.

     “Disabled” or “Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position as an Executive, and that such disability has lasted for the immediately preceding ninety (90) days and is, as of the date of determination, reasonably expected to last an additional six (6) months or longer after the date of determination, in each case based upon medically available reliable information, or (iii) the Participant’s qualifying for benefits under the Company’s long-term disability coverage, if any.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

     “Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

     “Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

     “Grant Date” means the date on which the Committee formally acts to grant an Award to a Participant or such other later date as the Committee shall so designate at the time of taking such formal action.

     “Incentive Stock Options” means Stock options that meet the requirements of Section 422 of the Code.

     “Non-Employee Director” means any director who: (i) is not currently an officer of the Company, a Subsidiary or an Affiliate, or otherwise currently employed by the Company, a Subsidiary or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company, a Subsidiary or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

     “Non-Statutory Stock Options” means Stock options that do not meet the requirements of Section 422 of the Code.

     “Outside Director” means any director who (i) is not an employee of the Company or of any Affiliated Group Member, (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     “Parent” means a company, whether now or hereafter existing, within the meaning of the definition of “parent company” provided in Section 424(e) of the Code, or any successor thereto of similar import.

     “Participant” means any member of the Board or officer or key employee of the Company or any Subsidiary or Affiliate, who is granted an Award under the Plan.

     “Performance Award” means an Award under Section 10 hereof.

     “Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company or any Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income or profit; net income or profit (either before or after taxes); earnings and/or net income or profit before interest and taxes; earnings and/or net income or profit before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

     “Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

     “Performance Shares” mean Restricted Stock Units granted under Section 10.

     “Repricing” or “Reprice” means any of the following or other action that has the same effect: (i) lowering the exercise price of a Stock option after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a Stock option at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

     “Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

     “Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

     “Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

     “Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A) (i) of the Code).

     “Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code.

     “Stock” means common stock of the Company, par value $0.10 per share.

     “Stock Appreciation Rights” or “SARs” means Awards under Section 8.

     “Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

     “Terminated Plan” means the 1996 Stock Incentive Plan.

     “Unrestricted Stock” means Awards under Section 9.

3. Administration

     (a) Procedure. The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company, each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director.

The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Sections 6(g) and 9(b) herein) or the Terminated Plan (other than pursuant to Sections 5(b) and 7(b) therein). Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Committee hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers). Additionally, if permitted by applicable law, the Board or Committee may delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may designate and grant Awards to Participants. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

     (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

     (i) determine the Participants to whom, and the time or times at which, Awards shall be granted,

     (ii) determine the types of Awards to be granted,

     (iii) determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

     (iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

     (v) subject to the provisions of Section 409A of the Code, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Incentive Stock Option or Non-Statutory Stock Option without the approval of the holders of the Company’s voting securities,

     (vi) subject to the provisions of Section 4(c) and to the provisions of Section 409A of the Code, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

     (vii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

      The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

      (d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

     (f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4. Stock Available Under the Plan; Maximum Awards

     (a) Stock Available Under the Plan.

     (i) Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to Incentive Stock Options, shall not exceed an aggregate of three million five hundred thousand (3,500,000) shares of Stock, plus the number of shares of Stock available from the Terminated Plan as provided in Subsection 4(a) (ii) below. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

     (ii) There shall be available for issuance under the Plan the sum of (A) eight hundred ninety-four thousand three hundred thirty (894,130) shares of Stock, representing the number of shares of Stock remaining available for issuance under the Terminated Plan at the effective date of this Plan, plus (B) shares of Stock subject to any awards issued under the Terminated Plan to the extent any such award, or portion of an award, issued under the Terminated Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of restricted Stock, without vesting) of Stock or other consideration.

     (iii) Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 20, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

     (b) Maximum Awards to Covered Employees. The maximum number of shares of Stock subject to Awards that may be granted during any one calendar year to any one Covered Employee shall be limited to three hundred thousand (300,000). To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

     (c) Limitation on Full Value Awards. In no event shall the Committee grant more than one million five hundred thousand (1,500,000) shares of Stock in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock. Shares of Stock subject to a Restricted Stock or Restricted Stock Unit Award which are forfeited by and/or not issued to the Participant as a result of full or partial forfeiture of the Award shall not count towards the limit in the preceding sentence. With respect to Awards of Restricted Stock, Restricted Stock Units or Unrestricted Stock (other than pursuant to Section 9(b)), the vesting schedule must be, at a minimum, (i) three years for shares that vest based on continued service to the Company, and (ii) one year for shares that vest based upon the accomplishment of Performance Measures. Notwithstanding the forgoing limitation, such Award may provide for full vesting upon a Change in Control, death, Disability or retirement (on or after age 65).

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company, a Subsidiary or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 4(a), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan (through the date that is 10 years after the date of adoption of the Plan by the Board of Directors).

5. Participation

     Participation in the Plan shall be open to all members of the Board and officers and key employees of the Company, or of any Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Subsidiary of the Company.

     Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6. Stock Options

     Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Non-Statutory Stock Options and/or Incentive Stock Options. The stock option Awards granted shall be subject to the following terms and conditions.

     (a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the stock option evidenced thereby, the exercise price and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

     (b) Exercise Price. The price per share payable upon the exercise of each stock option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

     (c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.

     Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of stock options shall be determined as of the date of exercise.

     The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

     (d) Term of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

     (e) Restrictions on Incentive Stock Options. Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

     (i) Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

     (ii) Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

     (iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Non-Statutory Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

     (iv) Participant. Incentive Stock Options shall only be issued to employees of the Company or of a Subsidiary of the Company.

     (v) Designation. No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

     (vi) Stockholder Approval. No stock option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

     (f) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7. Restricted Stock and Restricted Stock Units

     (a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

     (b) Vesting Conditions and Other Restrictions. Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.

     (c) Stock Issuance and Stockholder Rights.

     (i) Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide in the Grant Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

     (ii) Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, and an Award may be settled in cash or Stock, all as determined by the Committee and set forth in the Grant Agreement. Unless otherwise determined by the Committee with respect to a particular Award (and set forth in the Grant Agreement), each outstanding Restricted Stock Unit that is entitled to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding shall accrue such dividend and distribution equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such dividend and distribution equivalents were accrued) vests and becomes payable. If the Committee determines to provide for the current payment of dividend equivalents and distributions with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Grant Agreement and shall be structured in compliance with Section 409A of the Code. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend and distribution equivalents shall be forfeited. Unless a Participant has elected to defer amounts payable or distributable with respect to the Award pursuant to Section 7(e), amounts payable or distributable (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest. In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs.

     (d) Restricted Stock Units Granted to Non-Employee Directors.

     (i) Grant of Restricted Stock Units.

(A) Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made within thirty-one (31) days after the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair Market Value of the Stock as of such date.

(B) Upon subsequent election to the Board by the stockholders of the Company, each Non-Employee Director shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made on the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair market Value of the Stock as of such date.

(C) The Company shall grant Restricted Stock Units to each Non-Employee Director in whole Units. No fractional RSU will be granted. Instead, the amount of RSUs granted to the Non-Employee Director will be rounded up to the next whole number.

     (ii) Vesting. The Restricted Stock Units granted in each Award pursuant to this Section 7(d) shall vest in increments of twenty-five percent (25%) on each of the ninetieth (90th), one-hundred eightieth (180th), two-hundred seventieth (270th), and three-hundred sixtieth (360th) day following the date of the election or re-election of the Non-Employee Director. Unless a Non-Employee Director has elected to defer distribution of Stock payable with respect to an Award pursuant to Section 7(e), distribution of Stock shall be paid as the Restricted Stock Unit vests, with such distribution being made within thirty (30) days after each vesting date.

     (iii) Acceleration. Each Award granted pursuant to this Section 7(d) shall include a provision accelerating the vesting of each Restricted Stock Unit included in the Award in the event of death, disability (within the meaning of Section 409A(a)(2)(C) of the Code) or a Change of Control of the Company.

     (iv) Limited to Non-Employee Directors. The provisions of this Section 7(d) shall apply only to Awards of Restricted Stock Units granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Restricted Stock Unit issued under this Plan to a Participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 7(d) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Restricted Stock Units granted or to be granted to Non-Employee Directors under this Plan.

(e) Election to Defer.

     (i) With respect to Awards of Restricted Stock Units earned on or after January 1, 2009, each Participant (including Non-Employee Directors) may voluntarily elect to defer all or a portion (in increments of 25%) of the amount payable or distributable with respect to the Award. Each Deferral Agreement may specify (1) that the Restricted Stock Units will be deferred until the day that is thirty (30) days after the date of the Participant’s separation from service (as determined for purposes of Section 409A of the Internal Revenue Code) (“Separation from Service”), or (2) a specified distribution date; provided, however, that any distribution to a Specified Employee that is payable on account of a Separation from Service shall be made on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). A specified distribution date shall be expressed as a number of whole years, not less than three, following the Grant Date. The date selected for payment of the Restricted Stock Units shall be irrevocable.

     (ii) The election by a Participant to defer amounts payable or distributable with respect to Restricted Stock Units shall be made in compliance with the provisions of Section 409A of the Code and in accordance with the terms and conditions specified in the Award.

8. Stock Appreciation Rights

     (a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant. SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten (10) years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.

     (b) Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

     (c) Amount of Payment upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

     (d) Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date. The amount equivalent in value to any fractional share will be paid out currently in cash.

9. Unrestricted Stock

     (a) Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b) Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10. Performance Awards

     (a) In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units (which shall be referred to as “Performance Shares” if granted under this Section), Stock Appreciation Rights, and/or Unrestricted Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

     (b) Covered Employee Targets. In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

     (c) Nonexclusive Provision. Notwithstanding this Section 10, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above.

11. Tax Withholding

     (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Grant Agreement may also provide that all tax withholding obligations will be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to an Award that number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) required to satisfy the minimum withholding amounts due with respect to such Award.

     (c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

12. Transferability

     No stock option, SAR or other unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, a stock option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13. Adjustments; Business Combinations

     (a) Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

     (b) Change in Control. In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change in Control; (ii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

     (c) Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A of the Code, each Participant shall have the right to exercise his or her vested, outstanding stock options and Stock Appreciation Rights and to require delivery of Stock certificates, and/or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

     (d) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14. Termination and Amendment

     (a) Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

     (b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(c) and to the extent that the Committee would have had the authority to make such Award as so amended.

     (c) Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

15. Non-Guarantee of Employment

     Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

16. Termination of Employment

     For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

17. Written Agreement

     Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18. Non-Uniform Determinations

     The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19. Limitation on Benefits

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20. Compliance with Securities Law

     Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

21. No Trust or Fund Created

     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

22. No Limit on Other Compensation Arrangements

     Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of stock options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Unrestricted Stock Units otherwise than under the Plan.

23. No Restriction of Corporate Action

     Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary or Affiliate as a result of such action.

24. Construction; Governing Law

     The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “deferred compensation” (within the meaning of Section 409A of the Code) payable to a Employee or Non-Employee Director shall be paid earlier than the earliest date permitted under Section 409A of the Code, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A of the Code, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A of the Code and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A.

     The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.

25. Plan Subject to Charter and Bylaws

     This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

26. Effective Date; Termination Date

     The Plan is effective as of the date on which the Plan is approved by the stockholders of the Company. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: August 13, 2008

Date Approved by the Stockholders: ______________

CACI INTERNATIONAL INC 1100 N. GLEBE RD. ARLINGTON, VA 22201
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CACI INTERNATIONAL INC

1.	Election of Directors

	Nominees for election to the Company's Board of Directors:

	01)	Dan R. Bannister	06)	Michael J. Mancuso
	02)	Paul M. Cofoni	07)	James L. Pavitt
	03)	Gregory G. Johnson	08)	Warren R. Phillips
	04)	Richard L. Leatherwood	09)	Charles P. Revoile
	05)	J. Phillip London

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Approval of amendments to the Company's 2006 Stock Incentive Plan.	☐	☐	☐

3.	Approval of adjournment of the meeting, if necessary, to permit further solicitation of proxies.	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2009.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please complete, date, sign and mail this proxy card in the enclosed prepaid envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K, and Annual Report are available at www.proxyvote.com.

Common Stock	CACI INTERNATIONAL INC
PROXY FOR NOVEMBER 19, 2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, Virginia 22182, on November 19, 2008 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" all items on the reverse side, as more fully described in the accompanying Proxy Statement.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer.

By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

COMMENTS:

(If you noted any comments on the lines above, please check the corresponding comments box on the reverse side)